UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

March 21, 2008

Dear Fellow Shareholder:

On behalf of your Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of Prudential Financial, Inc. Your Company’s Annual Meeting will be held on May 13, 2008 at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102 at 2:00 p.m. The location is accessible to handicapped persons, and, upon request, we will provide wireless headsets for hearing amplification.

The Notice of Meeting and proxy statement describe the matters to be voted on at the meeting.

Your vote is important. We urge you to participate in Prudential Financial’s Annual Meeting, whether or not you plan to attend, by promptly voting via the Internet, telephone or completing a proxy card. Regardless of the size of your investment, your vote is important, so please act at your earliest convenience. Finally, if you do plan to attend the meeting, you will need an admission ticket. Please refer to the instructions set forth in the Notice of Meeting, Notice of Internet Availability or the proxy card.

We appreciate your participation, support and interest in the Company.

Sincerely,

Arthur F. Ryan

Chairman of the Board

Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

Notice of Annual Meeting of Shareholders

of Prudential Financial, Inc.

Date:	May 13, 2008

Time:	2:00 p.m.

Place:	Prudential Financial’s Corporate Headquarters 751 Broad Street Newark, NJ 07102

At the 2008 Annual Meeting, shareholders will act upon the following matters:

1.	Election of 13 directors for a term of one year;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2008; and

3.	Transaction of such other business as may properly come before the meeting.

Information about the matters to be acted upon at the Annual Meeting is contained in the proxy statement.

Shareholders of record at the close of business on March 14, 2008 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Shareholders will need an admission ticket and valid photo identification to attend the Annual Meeting. If your shares are registered in book entry or certificate form through our Transfer Agent, Computershare, an admission ticket is attached to the proxy card or the Notice of Internet Availability. If your shares are not registered through Computershare, you will need to bring proof of your share ownership to the meeting to receive an admission ticket. Please bring either a copy of your account statement or a letter from your broker, bank or other institution reflecting your share ownership as of March 14, 2008. Please note that the use of photographic and recording devices is prohibited in the building. For your safety, we reserve the right to inspect all personal items prior to admission to the Annual Meeting.

By Order of the Board of Directors,

Kathleen M. Gibson

Vice President, Secretary and Corporate Governance Officer

March 14, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 13, 2008. The 2007 Annual Report, 2008 Proxy Statement and other proxy materials are available at www.investor.prudential.com.

Your vote is important! Please take a moment to vote by Internet, telephone or completing a proxy card as detailed in the How Do I Vote section of this document. Your prompt cooperation will save your Company additional solicitation costs.

PRUDENTIAL FINANCIAL, INC.

2008 PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this proxy statement in connection with the Annual Meeting of Shareholders to be held on May 13, 2008 (the “Annual Meeting”) at 2:00 p.m. at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 21, 2008.

VOTING INSTRUCTIONS AND INFORMATION

Who Can Vote?

You are entitled to vote or direct the voting of your Prudential Financial Common Stock if you were a shareholder on March 14, 2008, the record date for the Annual Meeting. Shareholders of our Class B Stock, as of March 14, 2008, are also entitled to vote their shares. On that date, approximately 438,200,000 shares of Common Stock and 2,000,000 shares of Class B Stock were outstanding and entitled to notice of and to vote at the Annual Meeting. Each share of Prudential Financial Common Stock and Class B Stock is entitled to one vote, and the Common Stock and Class B Stock vote together as a single class on the matters submitted for a vote at this Annual Meeting.

Who Is the Holder of Record?

You may own shares of Common Stock either (1) directly registered in your name at our transfer agent, Computershare; or (2) indirectly through a broker, bank or other nominee.

If your shares are registered directly in your name at Prudential’s transfer agent, Computershare, you are the Holder of Record of these shares, and we are sending these proxy materials or Notice of Internet Availability of these materials directly to you. If you hold shares indirectly through a broker, bank or other nominee, these materials or Notice of Internet Availability of these materials are being sent to you by or on behalf of that entity.

How Do I Vote?

Your vote is important. We encourage you to vote promptly. You may vote in one of the following ways:

Holders	of Record

•	By Telephone. You can vote your shares by telephone, by calling 1-800-652-VOTE (8683). Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to return a proxy card. Your vote by telephone must be received by 11:59 p.m. EDT, May 12, 2008.

•	By Internet. You can also vote on the Internet. The website address for Internet voting is www.investorvote.com/prudential. Internet voting is available 24 hours a day. If you vote by Internet, you do not need to return a proxy card. Your vote by Internet must be received by 11:59 p.m. EDT, May 12, 2008.

•	By Mail. If you choose to vote by mail, complete the proxy card, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by 10:00 a.m. EDT, May 13, 2008, the date of the Annual Meeting. If you received a Notice of Internet Availability and would like to vote by mail, follow the instructions on the Notice to request a paper copy of the proxy materials.

•	By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person. You will need to have an admission ticket or other proof of ownership and valid photo identification with you for admission to the Annual Meeting. Please refer to the instructions noted on the proxy card or Notice of Internet Availability.

Shares Held by Brokers, Banks and Nominees

•	If your shares of Common Stock are held through a broker, bank or other nominee, you will receive instructions from that entity in connection with the voting of your shares.

•	If you plan to attend the Annual Meeting and vote in person, you will need to contact your broker, bank or other nominee to obtain a “legal proxy” to permit you to vote by written ballot at the Annual Meeting.

PRUDENTIAL FINANCIAL, INC.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting. We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of 50% of the shares entitled to vote are present at the meeting, either in person or by proxy.

If a quorum is present, a plurality of votes cast is required to elect Directors. Thus, a Director may be elected even if the Director receives less than a majority vote of the shares represented at the meeting. However, the Board’s Corporate Governance Principles and Practices provide that any Director who receives more votes “withheld” than votes “for” will tender his or her resignation for the consideration of the Corporate Governance and Business Ethics Committee. This Committee will then make a recommendation to the Board with respect to the offer of resignation.

To ratify the selection of the independent auditor, an affirmative vote of a majority of the votes cast is required.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return the proxy card but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of Directors: “for” all the nominees for Director; and “for” ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2008.

A New York Stock Exchange (“NYSE”) member broker who holds shares in street name for a customer has the authority to vote on certain items if the broker does not receive instructions from the customer. NYSE rules permit member brokers who do not receive instructions to vote on the election of Directors and the proposal to ratify the appointment of our independent auditor. Proxies that are counted as abstentions and any proxies returned by brokers as “non-votes” on behalf of shares held in street names (because beneficial owners’ discretion has been withheld) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of an abstention or a broker non-vote will not be counted as voting for or against a particular matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of a vote.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy or change your vote by:

Holders of Record

•	Sending written notice of revocation to the Secretary of Prudential Financial;

•	Submitting another timely and later dated proxy by mail or, prior to 11:59 p.m., EDT, on May 12, 2008, by telephone or Internet; or

•	Attending the 2008 Annual Meeting and voting in person by written ballot.

Stock Held by Brokers, Banks and Nominees

•

You must contact your broker, bank or other nominee to obtain instructions on how to revoke your proxy or change your vote. You may also obtain a “legal proxy” from your broker, bank or other nominee to attend the Annual Meeting and vote in person by written ballot.

Who Will Count the Vote?

The Board of Directors has appointed IVS Associates, Inc. to act as the Inspector of Election at the 2008 Annual Meeting.

Who Is the Proxy Solicitor?

D.F. King & Co., Inc. has been retained by Prudential Financial to assist with the Annual Meeting, including the distribution of proxy materials and solicitation of votes, for a fee of $30,000 plus reimbursement of expenses to be paid by the Company. In addition, our Directors, officers or employees, who will receive no additional compensation for soliciting, may solicit proxies for us in person or by telephone, facsimile, Internet or other electronic means.

2008 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

At the Annual Meeting, 13 Directors are to be elected to hold office for a one-year term until the Annual Meeting of Shareholders to be held in 2009 and until their successors are duly elected or appointed.

Unless authority is withheld by the shareholder, it is the intention of persons named by Prudential Financial as proxies on its proxy card to vote “for” the nominees listed and, in the event that any nominees are unable or decline to serve (an event not now anticipated), to vote “for” the balance of the nominees and “for” any substitutes selected by the Board of Directors. The name, age, principal occupation and other information concerning each Director is set forth below.

Each of the nominees currently is a Director, and each has been recommended for re-election to the Board of Directors by the Corporate Governance and Business Ethics Committee and approved and nominated for re-election by the Board of Directors.

After 13 years of service, Arthur F. Ryan retired as Chief Executive Officer, effective January 1, 2008. He will retire as Chairman of the Board at the conclusion of the Annual Meeting, and thus will not seek re-election. The Board wishes to acknowledge Mr. Ryan’s outstanding contributions during his tenure.

The Board of Directors recommends that shareholders vote “FOR” all of the nominees.

Nominees for Director

Frederic K. Becker was elected as a Director of Prudential Financial in January 2001 and was appointed by the Chief Justice of the New Jersey Supreme Court as a Director of Prudential Insurance in June 1994. He has served as President of the law firm of Wilentz Goldman & Spitzer, P.A. since 1989 and has practiced law with the firm since 1960. Mr. Becker’s primary expertise is in the area of law. Age 72.

Gordon M. Bethune was elected as a Director of Prudential Financial in February 2005. He was appointed as Chairman of Aloha Airgroup (international commercial airline company) in August 2006. Mr. Bethune joined Continental Airlines, Inc. (international commercial airline company) in February 1994 as President and Chief Operating Officer. He was elected President and Chief Executive Officer in November 1994 and Chairman of the Board and Chief Executive Officer in 1996. He retired from Continental on December 31, 2004. Prior to joining Continental, Mr. Bethune held senior management positions with The Boeing Company, Piedmont Airlines, Western Air Lines, Inc. and Braniff Airlines. Mr. Bethune’s primary expertise is in the area of business operations. Other Directorships include: Honeywell International, Inc. and Sprint Nextel Corporation. Age 66.

Gaston Caperton was elected as a Director of Prudential Financial in June 2004. He has served as the President of The College Board (nonprofit membership association of schools, colleges, universities and other educational organizations) since 1999. He was the founder and executive director of Columbia University’s Institute on Education & Government at Teachers College from 1997 to 1999 and a fellow at Harvard University’s John F. Kennedy Institute of Politics from 1996 to 1997. Mr. Caperton served as the Governor of West Virginia from 1988 to 1996. Prior to his governorship, he was an entrepreneur in the insurance business and was one of the principal owners of a privately held insurance brokerage firm. Mr. Caperton’s areas of expertise include insurance, public policy and education. Other Directorships include: Owens Corning. Age 68.

PRUDENTIAL FINANCIAL, INC.

Gilbert F. Casellas was elected as a Director of Prudential Financial in January 2001 and has been a Director of Prudential Insurance since April 1998. He has served as Vice President, Corporate Responsibility of Dell Inc. since October
2007. He served as a member of the law firm of Mintz Levin Cohn Ferris Glovsky & Popeo, PC from June 2005 to October 2007. He served as President of Casellas & Associates, LLC, a consulting firm, from 2001 to 2005. During 2001, he served as President and Chief Executive Officer of Q-linx, Inc. (software development). He served as the President and Chief Operating Officer of The Swarthmore Group, Inc. (investment company) from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. Equal Employment Opportunity Commission from 1994 to 1998, and General Counsel, U.S. Department of the Air Force from 1993 to 1994. Mr. Casellas’ areas of expertise include law, public policy, investments and education. Age 55.

James G. Cullen was elected as a Director of Prudential Financial in January 2001 and was appointed by the Chief Justice of the New Jersey Supreme Court as a Director of Prudential Insurance in April 1994. He served as the President and Chief Operating Officer of Bell Atlantic
Corporation (global telecommunications) from December 1998 until his retirement in June 2000. Mr. Cullen was the President and Chief Executive Officer, Telecom Group, Bell Atlantic Corporation from 1997 to 1998 and served as Vice Chairman of Bell Atlantic Corporation from 1995 to 1997. Mr. Cullen’s areas of expertise include business operations and sales and marketing. Other Directorships include: Agilent Technologies, Inc., Johnson & Johnson and NeuStar, Inc. Age 65.

William H. Gray III was elected as a Director of Prudential Financial in January 2001 and has been a Director of Prudential Insurance since September 1991. He has served as Chairman of the Amani Group (a business advisory and government relations firm) since September 2004. He served as President and Chief Executive Officer of The College Fund/UNCF (philanthropic foundation) from 1991 until his retirement in 2004. Mr. Gray was a member of the U.S. House of Representatives from 1979 to 1991. Mr. Gray’s areas of expertise include public policy and education. Other Directorships include: Dell Inc., JP Morgan Chase & Co., Pfizer Inc. and Visteon Corporation. Age 66.

Mark B. Grier was elected as a Director of Prudential Financial, effective January 1, 2008. He is Vice Chairman, and together with the Chief Executive Officer, a member of Prudential Financial’s Office of the Chairman providing strategic leadership to the enterprise. From April 2007 through January 18, 2008 he served as Vice Chairman responsible for the International Insurance and Investments and the Global Marketing and Communications divisions. He was initially elected a Vice Chairman of Prudential Financial in August 2002 and served as Executive Vice President from December 2000 to August 2002. He was elected Chief Financial Officer of Prudential Insurance in May 1995. Since May 1995 he has variously served as Executive Vice President, Corporate Governance, Executive Vice President, Financial Management, and Vice Chairman, Financial Management. He is a member of the Board of Managers of Wachovia Securities Financial Holdings, LLC, a joint venture formed in July 2003 as part of the combination of the retail brokerage and securities clearing businesses of Prudential Securities and Wachovia Securities. Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation. Age 55.

2008 PROXY STATEMENT

Jon F. Hanson was elected as a Director of Prudential Financial in January 2001 and was appointed by the Chief Justice of the New Jersey Supreme Court as a Director of Prudential Insurance in April 1991. He has served as Chairman of The Hampshire
Companies (a real estate investment fund management company) since 1976. Mr. Hanson served as the Chairman and Commissioner of the New Jersey Sports and Exposition Authority from 1982 to 1994. Mr. Hanson’s areas of expertise include real estate, investments, government and business operations. Other Directorships include: HealthSouth Corporation and Pascack Community Bank. Age 71.

Constance J. Horner was elected as a Director of Prudential Financial in January 2001 and has been a Director of Prudential Insurance since April 1994. She served as a Guest Scholar at The Brookings Institution (non-partisan research institute) from 1993 to 2005, after serving as Assistant to the President of the United States and Director, Presidential Personnel from 1991 to 1993; Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991; and Director, U.S. Office of Personnel Management from 1985 to 1989. Mrs. Horner was a Commissioner, U.S. Commission on Civil Rights from 1993 to 1998. Mrs. Horner’s areas of expertise include public policy and government. Other Directorships include: Ingersoll-Rand Company Limited and Pfizer Inc. Age 66.

Karl J. Krapek was elected as a Director of Prudential Financial in January 2004. He served as the President and Chief Operating Officer of United Technologies Corporation (global technology) from 1999 until his retirement in January 2002.
Prior to that time, Mr. Krapek held other management positions at United Technologies Corporation, which he joined in 1982. Mr. Krapek’s areas of expertise include domestic and international business operations. Other Directorships include: The Connecticut Bank & Trust Company, Alcatel-Lucent and Visteon Corporation. Age 59.

Christine A. Poon was elected as a Director of Prudential Financial in September 2006. Ms. Poon serves as Vice Chairman of Johnson & Johnson. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the
Pharmaceuticals Group. She became a member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals from 2003 to 2005. Ms. Poon was appointed to her current position as Vice Chair and a member of Johnson & Johnson’s Board of Directors in 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years. Ms. Poon’s areas of expertise include domestic and international business operations and sales and marketing. Other Directorships include: Johnson & Johnson. Age 55.

PRUDENTIAL FINANCIAL, INC.

John R. Strangfeld is Chief Executive Officer, President, Chairman-Elect, and Director of Prudential Financial, Inc., effective January 1, 2008. He is a member of the Office of the Chairman of Prudential Financial, Inc., and served as
Vice Chairman of Prudential Financial from 2002 through 2007. He was Executive Vice President of Prudential Financial from February 2001 to August 2002. He served as Chief Executive Officer, Prudential Investment Management from October 1998 until April 2002. Mr. Strangfeld was also elected Chairman of the Board and CEO of Prudential Securities (renamed Prudential Equity Group, LLC) in December 2000. Mr. Strangfeld is a member of the Board of Managers of Wachovia Securities Financial Holdings, LLC, a joint venture formed in July 2003 as part of the combination of the retail brokerage and securities businesses of Prudential Securities and Wachovia Securities. He has been with Prudential since July 1977, serving in various management positions, including Senior Managing Director, The Private Asset Management Group from 1995 to 1998; and Chairman, PRICOA Capital Group (London) Europe from 1989 to 1995. Age 54.

James A. Unruh was elected as a Director of Prudential Financial in January 2001 and has been a Director of Prudential Insurance since April 1996. He became a founding member of Alerion Capital Group, LLC (private equity investment group) in 1998. Mr. Unruh was with Unisys Corporation (information technology services, hardware and software) from 1987 to 1997, serving as its Chairman and Chief Executive Officer from 1990 to 1997. He also held executive positions with financial management responsibility, including serving as Senior Vice President, Finance, Burroughs Corporation, from 1982 to 1987. Mr. Unruh’s areas of expertise include finance, business operations, sales and marketing, technology and investments. Other Directorships include: CSG Systems International, Inc., Qwest Communications International, Inc. and Tenet Healthcare Corporation. Age 66.

2008 PROXY STATEMENT

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm (independent auditor) for 2008. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may retain such independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2007 and 2006.

Worldwide Fees (in millions)

Service	2007	2006
Audit (A)	$33	$31
Audit-Related (B)	$4	$4
Tax (C)	$1	$2
All Other	—	—

Total	$38	$37

(A) The aggregate fees for professional services rendered for the audits of the consolidated financial statements of Prudential Financial and, as required, of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the Securities and Exchange Commission. Audit fees also include fees for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting (in 2006 only) and (ii) the effectiveness of internal control over financial reporting.

(B) The aggregate fees for assurance and related services including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on acquisitions.

(C) The aggregate fees for services rendered by PricewaterhouseCoopers’ tax department for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2007, tax compliance and preparation fees total $1.0M and tax advisory fees total $0.2M and in 2006, tax compliance and preparation fees total $1.4M and tax advisory fees total $0.3M.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining their independence.

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the full Audit Committee regarding the extent of services provided in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chairman the authority to address requests for pre-approval of services with fees up to a maximum of $100,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s

PRUDENTIAL FINANCIAL, INC.

responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and All Other fees disclosed above were approved by the Audit Committee before services were rendered.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees paid by these entities of $6M in 2007 and $5M in 2006 and that all of these fees relate to audit, audit-related and tax services.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers as the Company’s independent auditor for 2008.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, which was approved in its current form by the Board of Directors on October 9, 2007, the Audit Committee assists the Board of Directors in its oversight of the accounting, auditing and financial reporting practices of Prudential Financial. The Audit Committee Charter (“Charter”) is located on our website at www.investor.prudential.com.

The Audit Committee consists of four members who, in the business judgment of the Board of Directors, are independent within the meaning of the rules of both the NYSE and the SEC and financially literate as defined by the rules of the NYSE. In addition, the Board of Directors has determined that at least one member of the Audit Committee, Mr. Unruh, satisfies the financial expertise requirements of the NYSE and has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC. Specifically, Mr. Unruh has accounting and financial management expertise, which he gained through his experience as Senior Vice President, Finance, of a NYSE listed company, as well as experience in financial management positions in other organizations and other similar positions.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

PricewaterhouseCoopers is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the SEC.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2007 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent registered public accounting firm (independent auditor). The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AU Section 380, “Communication with Audit Committees”, and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.

The Audit Committee received from the independent auditor formal written statements pursuant to Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the NYSE Corporate Governance rules, as currently in effect. The Audit Committee also considered whether the provision to Prudential Financial of non-audit services by PricewaterhouseCoopers is compatible with maintaining the independence of PricewaterhouseCoopers, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee has discussed with and received regular status reports from Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective examinations. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into

2008 PROXY STATEMENT

consideration a number of factors, including the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers and an assessment of the professional qualifications and past performance of the Lead Audit Partner and PricewaterhouseCoopers.

In addition, the Audit Committee reviewed and amended its Charter; and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

THE AUDIT COMMITTEE

Frederic K. Becker (Chairman)

Gilbert F. Casellas

James G. Cullen

James A. Unruh

CORPORATE GOVERNANCE

The Board of Directors reviews Prudential Financial’s policies and business strategies and advises and counsels the Chief Executive Officer and the other executive officers who manage Prudential Financial’s businesses. The Board consists of 14 Directors, three of whom are currently employed by the Company (Messrs. Ryan, Strangfeld and Grier). Upon Mr. Ryan’s retirement as an employee and a Director in May 2008, the Board will consist of 13 Directors. All of the 11 non-employee Directors have been determined by the Board to be “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles and Practices (“Corporate Governance Principles”). The full text of the Corporate Governance Principles, as well as the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.investor.prudential.com. Copies of these documents also may be obtained from the Secretary of Prudential Financial.

Director Independence

The definition of independence adopted by the Board is set forth below:

The Prudential Financial Board believes that a significant majority of the Board should be independent directors. For this purpose, a director shall be considered to be “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with Prudential Financial that may impair, or appear to impair, the director’s ability to make independent judgments. With respect to each Director, the Board’s assessment and determination of such Director’s independence shall be made by the remaining members of the Board. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

An independent director is one who within the preceding three years:

•	has not been an employee, and whose immediate family member has not been an executive officer, of the corporation;

•

has not (nor has a member of his or her immediate family) received during any 12 month period more than $100,000 in direct compensation from the corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	has not (nor has a member of his or her immediate family) been employed by or affiliated with the corporation’s independent auditor in a professional capacity;

•	has not been employed as an executive officer of another company where any of the corporation’s present executives serve on that company’s compensation committee;

•

has not had any other relationship with the corporation or its subsidiaries, either personally or through his employer, which, in the opinion of the board, would adversely affect the director’s ability to exercise his or her independent judgment as a director.

PRUDENTIAL FINANCIAL, INC.

The following relationships will not be considered to be relationships that would impair, or appear to impair, a director’s ability to make independent judgments:

•

The director, or an immediate family member of a director, is an executive officer of a company that does business with Prudential Financial and the other company’s annual sales to, or purchases from, Prudential Financial are less than two percent of the annual revenues of Prudential Financial and less than two percent of the annual revenues of such other company;

•

The director is an executive officer of a company that is indebted to Prudential Financial or is an executive officer of a company to which Prudential Financial is indebted and, in either case, the aggregate amount of such debt is less than two percent of the total consolidated assets of Prudential Financial and less than two percent of the total consolidated assets of such other company;

•

The director, or an immediate family member of a director, serves as an executive officer of a non-profit entity to which Prudential Financial or the Prudential Foundation makes discretionary contributions (i.e., excluding matching gifts) or other payments and all such discretionary contributions or other payments to such entity are less than two percent of that entity’s total annual charitable receipts and other revenues.

The Board will review annually all commercial and non-profit relationships between each director and Prudential Financial during the preceding three years and make a determination of such director’s independence, and Prudential Financial will disclose the Board’s determinations in the proxy statement.

Because Prudential Financial is a major financial institution, directors or companies with which they are affiliated will sometimes be borrowers from Prudential Financial or one of its subsidiaries or otherwise have a business relationship (e.g., investment management services, group insurance) with Prudential Financial or its subsidiaries. Directors and companies with which they are affiliated will not be given special treatment in these relationships, and borrowings by institutions affiliated with a director, other than publicly-offered debt instruments, must be specifically approved by the Investment Committee.

To help maintain the independence of the Board, all directors are required to deal at arm’s length with Prudential Financial and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

In making its affirmative determination for 2007 that all of the non-employee Directors were independent, the Board considered ordinary course investment transactions or relationships between the Company and Johnson & Johnson and Dell, Inc. that were immaterial under the standards described above.

POLICIES AND PROCEDURES FOR THE REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

The Board of Directors and Prudential Financial’s management have implemented a number of policies and procedures for the avoidance of conflicts of interest and the review and approval of transactions with Directors, executive officers and their immediate family members.

The Company’s Code of Business Conduct and Ethics provides a general framework within which Prudential Financial associates are expected to conduct themselves. This policy applies to all full or part-time employees, employee agents, interns, officers and Directors of Prudential Financial, its subsidiaries and affiliates, and also applies to certain conduct by their family members. Under the Company’s Code of Business Conduct and Ethics, all Prudential Financial associates are prohibited from engaging in any activity that “would create, or appear to create, a potential or actual conflict of interest with respect to their ability to make decisions and/or act regarding Prudential’s business.” The ethics policy also provides procedures for disclosure and/or approval of matters governed by the policy, which varies according to the person’s position and level. Prudential Financial’s Code of Business Conduct and Ethics broadly covers activities such as:

•	Involvement in Outside Business;

•	Financial Transactions;

•	Transactions and Relationships with Suppliers;

•	Family or Household Member Business with Prudential Financial; and

•	Gifts and Entertainment.

2008 PROXY STATEMENT

In addition to its ethics policy, which applies to all Prudential Financial associates, the Company has also adopted a Related Party Transaction Approval Policy. The Related Party Transaction Approval Policy applies to:

•	any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	the amount involved exceeds $120,000; and

•

a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest.

The policy is administered by the Corporate Governance and Business Ethics Committee. The Committee will consider all of the relevant facts and circumstances in determining whether or not to approve or ratify such transaction, and will approve or ratify only those transactions that are, in the Committee’s judgment, appropriate or desirable under the circumstances.

Both the Company’s Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found on our website at www.investor.prudential.com.

Presiding Director

The Board has designated the Chair of the Executive Committee, currently Jon Hanson, to chair meetings of the independent Directors, unless the subject matter of the discussion makes it more appropriate for the chairperson of a specific Board committee to chair the session. The independent Directors hold executive sessions at least four times per year, but typically meet in executive session at each Board meeting.

Communication with Directors

Interested parties, including shareholders, may communicate with any of the independent Directors, including Committee Chairs, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Vice President, Secretary and

       Corporate Governance Officer

751 Broad Street

21st Floor

Newark, NJ 07102

The Secretary of Prudential Financial serves as the agent for the independent Directors with respect to communication from shareholders. Communication from shareholders that pertains to non-financial matters will be forwarded to the Directors as soon as practicable. Communication received from interested parties regarding accounting or auditing matters will be forwarded to the appropriate Board members in accordance with the time frames established by the Audit Committee for the receipt of communications dealing with these matters. In addition, communication that involves customer service matters will be forwarded to the Directors in accordance with internal procedures for responding to such matters.

Criteria for Director Selection

The Prudential Financial Board and the Corporate Governance and Business Ethics Committee believe that Prudential Financial Directors should be individuals with substantial accomplishments, who have been associated with institutions noted for excellence and who have broad experience and the ability to exercise sound business judgment. Each Director is expected to serve the best interests of all shareholders. In selecting Directors, the Board generally seeks a combination of active or former CEOs or Presidents of major complex businesses (from different industry sectors and having varied experience in areas such as manufacturing, finance, marketing and technology), leading academics and individuals with substantial records of government service or other leadership roles in the not-for-profit sector, with a sensitivity to diversity. In light of the increasing complexity of the duties of Audit Committee members, recruiting Directors with financial acumen is also a focus. Information regarding the areas of expertise of our non-employee Directors is included on pages 3-6.

The Board believes that a significant majority of its members should be independent Directors. The Board’s definition of independence is set forth on pages 9-10.

Process for Selecting Directors

The Board believes that Directors should be recommended for Board approval by the Corporate Governance and Business Ethics Committee, which consists entirely of independent Directors as defined by the NYSE. While the Board expects the Corporate

PRUDENTIAL FINANCIAL, INC.

Governance and Business Ethics Committee to consider the views of the Chief Executive Officer in making appointments, it is the Corporate Governance and Business Ethics Committee’s responsibility to make Director recommendations to the Board for submission to the shareholders each year in connection with Prudential Financial’s annual meeting.

The Corporate Governance and Business Ethics Committee will consider nominations submitted by shareholders in accordance with the procedures set forth in our By-laws, as discussed in “Shareholder Proposals” on page 44. Such nominations will be evaluated in accordance with the criteria for director selection described above. Nominations should be sent to the attention of the Secretary of Prudential Financial, Inc. at 751 Broad Street, Newark, NJ 07102.

The Corporate Governance and Business Ethics Committee regularly reviews the composition and size of the Board and the skill sets and experience of its members. The Company’s By-laws provide that the size of the Board may range from 10 to 24 members. The Board’s current view is that the optimal size is between 10 and 15 members. In anticipation of retirements over the next several years, the Committee is seeking one or more candidates who meet the criteria described above. The Corporate Governance and Business Ethics Committee is being assisted with its recruitment efforts by an independent search firm under retainer to recommend candidates that satisfy the Board’s criteria. The search firm also provides research and other pertinent information regarding candidates, as requested.

Director Attendance

During 2007, the Board of Directors held 11 meetings. Each of the incumbent Directors of the Board attended at least 93% of the combined total meetings of the Board and the committees on which he or she served in 2007. The average attendance of all Directors in 2007 was 99%. Directors are expected to attend the Annual Meeting of Shareholders. In 2007, all of the Directors attended the Annual Meeting.

2008 PROXY STATEMENT

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established various committees to assist in discharging its duties, including standing Audit, Compensation, Corporate Governance and Business Ethics, Finance and Investment Committees. The primary responsibilities of each of the standing committees of Prudential Financial’s Board of Directors are set forth below, together with their current membership. In accordance with applicable regulations, the charters of the Audit, Compensation and Corporate Governance and Business Ethics Committees can be found on our website at www.investor.prudential.com.

Audit Committee

Members: Directors Becker (Chair), Casellas, Cullen and Unruh.

Number of Meetings in 2007: 12

The primary purpose of the Audit Committee, which consists solely of independent Directors as defined by the rules of the NYSE and the Securities and Exchange Commission (“SEC”), is to assist the Board of Directors in its oversight of: the Company’s accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; and the audit of the Company’s financial statements. Among other things the Audit Committee: appoints the independent auditor and evaluates their independence and performance; reviews the audit plans for and results of the independent audit and internal audits; and reviews reports related to processes established by management to provide compliance with legal and regulatory requirements.

Compensation Committee

Members: Directors Cullen (Chair), Bethune and Horner.

Number of Meetings in 2007: 7

The Compensation Committee of the Board of Directors is composed solely of Directors who are considered to be independent under the rules of the NYSE. The Compensation Committee is directly responsible to the Board of Directors, and through it to the Company’s shareholders, for overseeing the development and administration of Prudential Financial’s compensation and benefits policies and programs.

Corporate Governance and Business Ethics Committee

Members: Directors Gray (Chair), Bethune and Horner.

Number of Meetings in 2007: 7

The primary responsibilities of the Corporate Governance and Business Ethics Committee, which consists solely of independent Directors as defined by the rules of the NYSE, are to oversee, on behalf of the Board of Directors, the Company’s corporate governance procedures and practices, including the recommendations of individuals for seats on the Board, and to oversee the Company’s ethics and conflict of interest policies and its political contributions.

Executive Committee

Members: Directors Hanson (Chair), Becker, Cullen, Gray and Ryan.

Number of Meetings in 2007: 0

The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board of Directors by the By-laws or otherwise.

Finance Committee

Members: Directors Hanson (Chair), Caperton, Krapek and Poon.

Number of Meetings in 2007: 9

The primary responsibility of the Finance Committee is to oversee and take actions with respect to the capital structure of Prudential Financial, including borrowing levels, subsidiary structure and major capital expenditures.

Investment Committee

Members: Directors Hanson (Chair), Caperton, Krapek and Poon.

Number of Meetings in 2007: 6

The primary responsibilities of the Investment Committee are: overseeing and taking actions with respect to the acquisition, management and disposition of invested assets; reviewing the investment performance of the pension plan and funded employee benefit plans; and reviewing investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

PRUDENTIAL FINANCIAL, INC.

COMPENSATION OF DIRECTORS

2007 Director Compensation
Name	Fees Earned or Paid in Cash($)	Stock Awards($)*	Total($)
Frederic K. Becker	$92,500	$92,500	$185,000
Gordon M. Bethune	$85,000	$85,000	$170,000
Gaston Caperton	$85,000	$85,000	$170,000
Gilbert F. Casellas	$91,250	$87,500	$178,750
James G. Cullen	$95,000	$95,000	$190,000
William H. Gray III	$92,500	$82,500	$175,000
Jon F. Hanson	$103,750	$100,000	$203,750
Constance J. Horner	$88,750	$85,000	$173,750
Karl J. Krapek	$85,000	$85,000	$170,000
Christine A. Poon	$81,667	$81,667	$163,334
James A. Unruh	$87,500	$87,500	$175,000

* Represents amounts that are automatically deferred in units of Prudential Financial Common Stock and recognized as an expense for financial statement reporting purposes under FAS 123R on the date of grant. The FAS 123R value is calculated by multiplying the per share price of Prudential Financial Common Stock on the date of grant by the number of units earned. As further explained below, Directors may also choose to defer the cash portion of their fees in stock units. As of December 31, 2007, the aggregate balance in each of the non-employee Directors accounts in the Deferred Compensation Plan denominated in units of Prudential Financial Common Stock (which includes all deferrals from prior years) and the year-end values under FAS 123R were as follows: Mr. Becker: 20,594 and $1,916,214; Mr. Bethune: 5,085 and $473,197; Mr. Caperton: 10,708 and $996,358; Mr. Casellas: 14,823 and $1,379,135; Mr. Cullen: 22,938 and $2,134,233; Mr. Gray: 14,658 and $1,363,805; Mr. Hanson: 61,520 and $5,723,921; Ms. Horner: 14,745 and $1,371,928; Mr. Krapek: 12,563 and $1,168,898; Ms. Poon: 2,597 and $241,651; and Mr. Unruh: 15,029 and $1,398,367.

The Corporate Governance and Business Ethics Committee reviews Director compensation approximately every two to three years and recommends any changes to the Board. Accordingly, the Committee conducted reviews of Director compensation in 2005 and 2007 and recommended several modifications to reflect competitive practice. The Committee sought the advice of Frederic W. Cook & Co., Inc., an independent consultant, during the course of each review. The non-employee Director Compensation program reflects the view of the Board that a significant amount of annual compensation should be in the form of Prudential Financial stock units. In addition, the Board has adopted stock ownership guidelines for Directors that encourage Directors to have an ownership interest. Each non-employee Director is expected to have an ownership in Prudential Financial Common Stock or deferred stock units having a value equivalent to two times the annual cash and deferred stock retainers within three years of joining the Board.

The primary components of compensation for the non-employee Directors in effect during 2007 and represented in the table above are as follows:

•	An annual retainer of $80,000 in cash, which may be deferred, at the Director’s option, in the Deferred Compensation Plan summarized below.

•	An annual retainer of $80,000 in the form of stock units of Prudential Financial that are required to be deferred until the earlier of termination of service on the Board or age 70 1/2.

•	An annual retainer of $15,000 for service on the Audit Committee, half of which is required to be deferred in stock units.

2008 PROXY STATEMENT

•

An annual retainer of $5,000 for members of all other Board Committees (including any non-standing committee of Directors that may be established from time to time, but excluding the Executive Committee), half of which is required to be deferred in stock units.

•	An annual retainer fee of $10,000 for the Chairperson of each committee.

•

A $1,250 per meeting fee for members of Prudential Financial’s Community Resources Oversight Committee, a committee composed of members of management and the Board of Directors. This Committee typically meets on a day separate from Board and Board Committee meetings. The members of this Committee currently include Messrs. Casellas, Hanson and Ms. Horner. The Community Resources Oversight Committee met three times in 2007.

•

Each new Director receives a one-time grant of $100,000 in the form of Prudential Financial stock units that is required to be deferred until the earlier of termination of service on the Board or age 70 1/2.

Based on the Committee’s review in 2007, the following changes were approved effective January 1, 2008: the cash retainer was increased from $80,000 to $100,000; the retainer payable in deferred stock units was increased from $80,000 to $100,000; the Audit Committee retainer was increased from $15,000 to $25,000; the Committee Chair retainer was increased from $10,000 to $15,000; the retainer for other Committees was increased from $5,000 to $10,000; and a $25,000 retainer for the Presiding Director was implemented.

The Deferred Compensation Plan for Non-Employee Directors was ratified by shareholders in 2003 and is designed to align Director and shareholder interests. As noted above, 50% of the annual Board and Committee retainer is automatically deferred in a notional account that replicates an investment in the Prudential Financial Common Stock Fund under the Prudential Employee Savings Plan (“PESP”). In addition, a Director may elect to invest his or her retainer and chairperson fees in notional accounts that replicate investments in either the Prudential Financial Common Stock Fund or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the PESP. Each Director receives dividend equivalents on the share units contained in his or her deferral account, which are equal in value to dividends paid on the Company’s Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional share units.

PROCESSES FOR DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee is responsible to the Board of Directors for overseeing the development and administration of the Company’s compensation and benefits policies and programs. The Compensation Committee consists of three directors who, in the business judgment of the Board of Directors, are independent under the rules of the NYSE.

The Committee is supported in its work by the head of the Human Resources Department and her staff. The Compensation Committee has also engaged Frederic W. Cook & Co. Inc. (the “Consultant”) for advice on matters of senior executive compensation. The Committee retains sole authority to hire the Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

The Committee instructed the Consultant to perform the following services for 2007: provide an annual competitive evaluation of total compensation for the Chief Executive Officer and Vice Chair positions; provide independent recommendations on Chief Executive Officer compensation; review Committee meeting agendas and materials; and provide advice on competitive practice and executive compensation issues as requested by the Committee. The Consultant also provided services to the Corporate Governance and Business Ethics Committee in 2007 in connection with its review of director compensation. Except as described above, the Consultant provided no other services to Prudential Financial in 2007.

The Consultant presents its recommendations regarding compensation for the Chief Executive Officer to the Compensation Committee for its consideration, without the prior knowledge or consent of the Chief Executive Officer. Following considerable review and discussion, the Compensation Committee presents its recommendations regarding compensation for the Chief Executive Officer to the Board for approval. As part of the process, the Presiding Director conducts an evaluation of the Chief Executive Officer, the results of which are discussed with the Chair of the Compensation Committee in advance of the Compensation

PRUDENTIAL FINANCIAL, INC.

Committee’s deliberations regarding compensation for the Chief Executive Officer.

The Chief Executive Officer makes compensation recommendations annually for executives at the senior vice president level and above to the Committee. Following review and discussion, the Compensation Committee submits its recommendations for compensation for these executives to the Board for approval.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or ever has been one of our officers or employees. In addition, none of our executive officers are members of boards or compensation committees of any entity that has one of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Process for Approving Equity Grants

Prudential Financial became a public company in December 2001. The timing of our first grant of stock options to executives was subject to approval by insurance regulators and occurred in December of 2002. Since that time, it has been our practice for the Compensation Committee to approve equity grants (including stock options, performance shares and restricted stock units) on an annual basis at the regularly scheduled February Committee meeting.

The Compensation Committee has delegated authority to management to approve equity grants in connection with new hires and promotions of individuals below the level of senior vice president, which occur during other times of the year. These grants are effective on the 15th of the month following the hiring or promotion. The Compensation Committee approves any grants to newly hired or promoted senior executives. The grant date for these equity awards is the applicable meeting date of the Compensation Committee at which the grants are approved.

Under the terms of our Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by shareholders in 2003, stock options are required to be priced at “fair market value,” which is the closing price of the stock on the date of grant. The number of stock options, performance shares or restricted units awarded to an individual is determined by a formula that divides the compensation value of the grant being awarded by the average closing price of the Company’s common stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

While we do not have a policy that addresses the specific issue of whether equity grants may be approved prior to the release of material information, our practice of approving annual equity grants at our regularly scheduled February meeting of the Compensation Committee is designed so that grants closely follow our public disclosure by press release of our year-end results and to minimize any discretion in the timing of grants.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the contents of the Compensation Discussion and Analysis set forth below. Based on its review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

THE COMPENSATION COMMITTEE

James G. Cullen (Chairman)

Gordon M. Bethune

Constance J. Horner

2008 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis contains information regarding future performance targets and goals. These targets and goals are disclosed in the limited context of Prudential Financial’s compensation programs and should not be understood to be statements of management’s performance expectations or guidance or anticipated results. Investors should not apply these performance targets and goals to other contexts.

Objectives, Philosophy and Strategy of Compensation Program

The philosophy behind our compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned with shareholder interests. Our goal is to recruit and retain the caliber of executives and key employees necessary to deliver sustained high performance to our shareholders, customers and communities where we have a strong presence. Our compensation programs are an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Since leadership talent is a critical component of success in our various lines of business, we have also established a robust succession planning process, the results of which are regularly reviewed with the Board of Directors and are considered, as appropriate, in the compensation process.

Overall, the same principles that govern the compensation of all our salaried associates apply to the compensation of Prudential Financial’s executives. Within this framework, we believe:

•	All associates should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber associates at all levels;

•	A significant portion of annual compensation should vary with annual business performance and each individual’s contribution to that performance;

•	Executives should be rewarded for achieving long-term results, and such rewards should be aligned with shareholder interests;

•	A significant portion of executives’ compensation should be tied to measures of performance of the Financial Services Businesses of Prudential Financial;

•	The interests of executives should be linked with those of shareholders through the risks and rewards of the ownership of Prudential Financial Common Stock; and

•	Special benefits and perquisites for management should be minimized and based on a business purpose.

Competitive Benchmarking

Prudential Financial competes in several different businesses, most of which are involved in helping individuals and institutions grow and protect their assets. These businesses draw their key people from different segments of the marketplace. Therefore, our compensation programs are designed with the flexibility to be competitive and motivational within the different marketplaces in which we compete for talent, while being subject to centralized design, approval and control.

As a reference point to assess the competitiveness of executive compensation, we use a peer group that is comprised of companies in the Standard & Poor’s 500 Financials Index in the insurance, asset management and other diversified financial services industries. We believe this group represents the industries with similar lines of business with which we currently compete for executive talent. The current compensation peer group consists of the following companies:

Aflac Incorporated

American International Group, Inc.

American Express Company

Ameriprise Financial, Inc.

Bank of America Corporation

The Bank of New York Mellon Corporation

Capital One Financial Corporation

Citigroup Inc.

Franklin Resources, Inc.

Genworth Financial, Inc.

The Hartford Financial Services Group, Inc.

JP Morgan Chase & Co.

Loews Corporation

Manulife Financial Corporation

MetLife, Inc.

Northern Trust Corporation

State Street Corporation

Sun Life Financial, Inc.

UnumProvident Corporation

U.S. Bancorp

Wachovia Corporation

Wells Fargo & Company

PRUDENTIAL FINANCIAL, INC.

We generally compare each executive’s compensation in relation to the median and the 75th percentile of the comparator group for similar positions as Prudential Financial is above the median of the peer group in terms of size. In addition, we also take into account various factors such as Prudential Financial’s performance within the peer group, the unique characteristics of the individual’s position and succession and retention considerations. In general, compensation levels for an executive who is new to a position tend to be at the lower end of the competitive range, while seasoned executives with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.

Linking Compensation to Performance

Our strategy to correlate compensation and performance is to construct a balanced mix of both quantitative and qualitative performance criteria and directly link a portion of compensation to shareholder interests. Reflecting this strategy, several of the elements of executive compensation are based on growth in adjusted operating income, or “AOI,” growth in earnings per share based on after-tax AOI, or “EPS,” and/or return on equity based on after-tax AOI, or “ROE,” for our Financial Services Businesses.1 For example, at the time Prudential Financial became a publicly traded company in December 2001, we announced to shareholders our goal of achieving a 12% ROE by the end of 2005. The Compensation Committee used this goal to form the payment scale for performance shares that were granted to executive officers. Each year, the Compensation Committee adjusts the payment scale to align to goals communicated to investors for ROE and, since 2005, growth in EPS.

Additional discussion regarding the criteria used in determining executive compensation is included in the next section describing the Elements of Executive Compensation.

(1) “Adjusted operating income,” or AOI, is a non-GAAP measure of performance of our Financial Services Businesses. For a description of how we calculate pre-tax AOI and for a reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in our filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q, which can be found on our website at www.investor.prudential.com. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in Prudential Financial’s Quarterly Financial Supplements, also available on our website. Return on equity, or ROE, is “Operating return on average equity (based on after-tax adjusted operating income),” as defined and publicly disclosed in Prudential Financial’s Quarterly Financial Supplements. Earnings per share, or EPS, is “Earnings Per Share of Common Stock (diluted): Financial Services Businesses after-tax adjusted operating income,” as publicly disclosed in Prudential Financial’s Quarterly Financial Supplements.

Elements of Executive Compensation

Prudential Financial’s compensation program consists of the four principal elements described below.

1. Base Salaries

Base salaries are the smallest component of compensation for executives and are determined by considering the relative importance of the position, the competitive marketplace and the individual’s performance and contribution. Salaries are reviewed annually. However, reflecting practices in the financial community, most of our focus is on annual and long-term incentives. Thus, it is common for an executive to have his or her salary increased only infrequently and then mostly related to job changes.

2. Annual Incentives

Annual incentives for executive officers are paid through an incentive pool that covers approximately 3,000 employees. The initial size of the pool is the final pool amount from the previous year. This amount is then adjusted for changes in headcount and for business performance relative to the prior year and relative to the Board-approved financial plan for the current year.

We currently use the change in the following four key financial measures of our operating performance to determine the adjustment to the incentive pool described above:

•	pre-tax AOI—30% weighting;

•	ROE—30% weighting;

•	operating revenues (AOI basis)—15% weighting; and

•	EPS—25% weighting.

After the calculation of the incentive pool using these measures, the pool may be adjusted up or down to reflect additional quantitative and qualitative factors, such as total shareholder return, employee satisfaction measures and strategic positioning relative to competitors.

2008 PROXY STATEMENT

While the criteria used for funding of the annual incentive pool may provide guidance for the Compensation Committee, these criteria are not determinative of the amount of an individual’s award in a given year. The Compensation Committee determines the amount of an individual executive’s annual incentive award based on his or her individual contributions during the year with reference to market data for the individual’s position in the peer group. Factors used in determining awards for the named executive officers for 2007 (the “Named Executive Officers” or “NEOs”) are discussed below in the section on 2007 Results and Compensation of Named Executive Officers.

3. Long-Term Incentives

Components. Our current practice is to provide long-term equity incentive awards in the form of a balanced mix of performance shares (60%) and stock options (40%) to executives at the level of senior vice president and above, which is reflective of competitive practice in our compensation peer group. Factors considered in determining the amount of an equity grant include individual performance, potential and retention considerations with reference to market data for the individual’s position in the peer group. The actual value realized by executives is based on stock price performance as well as attainment of specific performance goals that contribute to shareholder value.

Performance Criteria. Performance shares are units denominated in Prudential Financial Common Stock. Each year, the Compensation Committee awards a target number of units to the executive. For performance shares awards granted in 2007, the actual number of shares earned at the end of the applicable three-year performance period will vary from 0% to 150% of the target shares awarded based on ROE and EPS achievement over the performance period. Half of the number of shares earned is based on average ROE performance and the other half is based on EPS growth for the applicable three-year performance period. The Compensation Committee determines the actual number of shares to be received by the executive at the February meeting following the completion of the performance period. The Compensation Committee may adjust the final award for significant one-time charges or benefits that in the Compensation Committee’s opinion do not accurately reflect the operating performance of the Company’s businesses.

Employee Stock Ownership. Summarized below are various policies, plans and practices to facilitate stock ownership by employees.

•

Stock Ownership Guidelines. We have adopted stock ownership guidelines for our senior executives to encourage them to build their ownership position in our stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan and retaining shares they earn through our equity incentive and option plans. These guidelines are stated as stock value as a percent of base salary and are 200% for senior vice presidents, 300% for vice chairmen and executive vice presidents and 500% for our CEO. It is expected that these guidelines be achieved within five years of the date they become applicable to the executive. As of February 15, 2008, all of the Named Executive Officers have met their share ownership guidelines.

•

Stock Retention Guidelines. In 2003, we adopted stock retention requirements for executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price, if any, applicable fees and applicable taxes) acquired upon the exercise of stock options or the vesting of any performance shares. The executive is required to hold such shares until the later of (i) one year following the date of acquisition of such shares or (ii) the date that the executive satisfies the ownership guidelines.

•

Employee Stock Purchase Plan. In 2005, shareholders approved an Employee Stock Purchase Plan that provides employees below the level of senior vice president the opportunity to purchase the Company’s Common Stock on terms that comply with Section 423(b) of the Internal Revenue Code (the “Code”) and local laws.

•	Stock Option and Restricted Stock Unit Awards. Employees at the level of vice president are eligible for annual awards of stock options and restricted stock units.

Policy on Hedging. All employees are subject to the Company’s Personal Securities Trading Policy. Under this policy, employees are prohibited from selling short including “short sales against the box” and from hedging their equity-based awards.

PRUDENTIAL FINANCIAL, INC.

4. Benefits

The benefits described below are divided into the following categories:

•	Retirement;

•	Severance and Change of Control; and

•	Perquisites.

Retirement Benefits

Prudential Insurance, an indirectly wholly owned subsidiary of Prudential Financial, sponsors two tax-qualified defined benefit pension, defined contribution and profit sharing retirement plans which are available to U.S. employees, including the Named Executive Officers:

•	The Prudential Merged Retirement Plan (“Merged Retirement Plan”); and

•	The Prudential Employee Savings Plan (“PESP”).

In addition, certain executives, including the Named Executive Officers, are eligible for additional benefits under (i) the Prudential Supplemental Retirement Plan (“Supplemental Retirement Plan”) and Prudential Supplemental Employee Savings Plan (“SESP”); and (ii) the Prudential Insurance Supplemental Executive Retirement Plan or the PFI Supplemental Executive Retirement Plan (collectively, “Prudential SERPs”), the Prudential Securities Incorporated Supplemental Retirement Plan for Executives (“PSI SERP”) and the Prudential Insurance Company of America Deferred Compensation Plan (“Deferred Compensation Plan”).

Merged Retirement Plan. The Merged Retirement Plan is a tax-qualified retirement plan that provides benefits to essentially all of Prudential’s United States employees. It is subject to both the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.”

•

Traditional Pension Formula. All employees under the Traditional Pension Formula are 100% vested in their accrued benefits. Benefits payable under the Traditional Pension Formula are determined using a formula based on Average Eligible Earnings and years of Credited Service. Average Eligible Earnings are determined by taking an average of eligible earnings (base salary and annual incentive payments) over a period of time after dropping the lowest two years worth of eligible earnings in that period.

•

Cash Balance Formula. The Cash Balance Formula was added to the Merged Retirement Plan for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. In conjunction with this decision, the Company offered in 2001 a one-time conversion election, known as the “Pension Choice Election,” for then current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to choose whether to have their individual retirement benefits determined under the Traditional Pension Formula or the Cash Balance Formula. Those who chose the Cash Balance Formula through the Pension Choice Election process are 100% vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after 5 years of service (3 years of service effective January 1, 2008). Pension benefits under the Cash Balance Formula are generally stated as a lump sum amount credited to a hypothetical account in each participant’s name, although participants may also elect to have benefits distributed as an annuity. The hypothetical accounts are allocated basic credits equal to 2%-14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the participant’s hypothetical account each month. The Cash Balance Formula sets the interest rate each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2007 was 4.85%.

In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula”.

•

PSI Cash Balance Formula. Participants are generally vested in their PSI Cash Balance Formula benefit after 5 years of service (3 years of service effective January 1, 2008). Pension benefits under the PSI Cash Balance Formula are generally stated as a lump sum amount credited to a hypothetical account in each participant’s name, although participants may also elect to have benefits distributed as an annuity. As a result of the transaction between Prudential Securities Incorporated and Wachovia Corporation and the subsequent transfer of certain employees to

2008 PROXY STATEMENT

Prudential, credits to the PSI Cash Balance Formula for ongoing service ceased on January 1, 2004. At that time, all employees who transferred to Prudential became participants in Prudential’s Cash Balance Formula. Since then, interest credits only have been made to the participant’s hypothetical PSI Cash Balance Formula account each month. The interest rate is set each year. The rate in effect for 2007 was 5.75%. Mr. Golden is the only Named Executive Officer accruing benefits under this plan.

PESP. The PESP is a tax-qualified defined contribution profit-sharing plan intended to qualify under Section 401(a) of the Code. Essentially all U.S. employees are eligible to participate. Employees may contribute up to 50% of eligible earnings (base salary only for the Named Executive Officers) in any combination of before-tax and/or after-tax contributions, subject to Code limitations. In order to satisfy Code non-discrimination requirements, highly compensated employees were limited to 15% on a before-tax basis and 11% on an after-tax basis for all of 2007. The Company matches 100% of an employee’s before-tax contributions, after one year of service, up to 4% of eligible earnings, subject to Code limitations.

Supplemental Retirement Plan. The Supplemental Retirement Plan is a “nonqualified” retirement plan exempt from most of ERISA’s substantive provisions and designed to provide benefits larger than those permitted under the Code limits. It is designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the Named Executive Officers, who would have been provided additional benefits under the Traditional Pension Formula or Cash Balance Formula of the Merged Retirement Plan except for Code provisions that limit the amount of pension benefits that may be paid and earnings that may be considered in determining pension benefits under a qualified retirement plan. As a result, the Supplemental Retirement Plan provides pension benefits generally in the same form, using the same applicable formula, and paid at the same time as under the Traditional Pension Formula or Cash Balance Formula of the Merged Retirement Plan, but with no Code limits.

SESP. The SESP is a nonqualified profit-sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($225,000 in 2007) to a hypothetical recordkeeping account on a pre-tax basis through payroll deduction. Prudential Financial matches 100% of an employee’s deferrals. Eligible earnings for the Named Executive Officers under the SESP are limited to salary only. Interest is earned on the participant’s account at the same rate as the Fixed Rate Fund under PESP. This rate is generally set annually for a calendar year, and the rate in effect for 2007 was 5.05%. A participant’s account is distributed to an employee 6 months after the participant’s separation from service.

Prudential SERPs. The Prudential SERPs provide “Mid-Career Hire Benefits” and “Early Retirement Benefits” to certain eligible executives, including Named Executive Officers. The provision of either of these benefits requires the approval of the Compensation Committee and the Board of Directors.

Mid-Career Hire Benefits are designed to attract and retain key talent at the highest level by compensating eligible executives for the loss of potential retirement benefits if they resign their position with another employer in order to work for the Company. Under this provision, service with the prior employer is included in the benefit calculations under the Merged Retirement Plan and the Supplemental Retirement Plan. Mr. Ryan is the only Named Executive Officer that is accruing benefits under this provision.

Early Retirement Benefits are designed to recognize the service and contributions of certain eligible executives who are involuntarily terminated by exempting these executives from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Merged Retirement Plan and the Supplemental Retirement Plan. No Named Executive Officer is currently eligible for Early Retirement Benefits under the SERPs.

PSI SERP. The PSI SERP is designed to make it more attractive to certain key executives to remain employees of Prudential Securities Incorporated and its subsidiaries. Under this plan, a target benefit is established, based on salary and years of service and subject to a maximum benefit, that is to be paid to the key executive from the Prudential Securities

PRUDENTIAL FINANCIAL, INC.

Incorporated pension plans and Social Security. Mr. Golden is the only Named Executive Officer that is accruing benefits under this provision.

Deferred Compensation Plan. Employees at certain executive levels, including the Named Executive Officers, may elect to participate in the Deferred Compensation Plan, and defer up to 100% of their annual incentive awards. Deferrals may be invested in notional funds that mirror the PESP fund offerings, including Prudential Financial Common Stock.

Severance and Change of Control

The Severance Plan. The Prudential Severance Plan for Senior Executives (the “Severance Plan”) provides the conditions under which severance payments may be made to executives. The Severance Plan covers approximately 130 executives, and does not include the Chief Executive Officer. If an involuntary termination occurs that satisfies the conditions in the Severance Plan, an executive would be eligible for severance payments ranging from 12 to 18 months of salary and bonus (as calculated under the Severance Plan).

The Severance Plan does not provide for:

•	accelerated vesting of equity grants; or

•	severance payments if an executive voluntarily resigns or retires.

Executive Severance Policy and the Change of Control Program

In connection with becoming a public company in 2001, the Board adopted the Prudential Financial Executive Change of Control Severance Program (the “Change of Control Program” or the “Program”), which was amended in 2003 and 2006. In developing and refining the Change of Control Program, the Compensation Committee sought the advice of its Consultant. The purpose of the Change of Control Program is to provide a mechanism to encourage a limited group of executives to negotiate a transaction that could provide significant value to shareholders, despite the uncertainty of whether the culmination of the transaction will result in the executive’s employment being terminated or in his or her position being substantially reduced. Of the executives eligible to participate in the Change of Control Program, currently 10 executives, including the Named Executive Officers, have been designated by the Compensation Committee as “Tier 1” executives who are eligible for the maximum benefits payable under the program.

Before severance can be paid under the Program, two events (or triggers) must have occurred:

•	a change of control must have occurred; and

•

the designated executive’s employment must, within two years following the change of control, either be terminated involuntarily without cause or must be terminated by the designated executive for “good reason.” A designated executive would have good reason to terminate employment if the terms and conditions of the executive’s employment were to adversely change (e.g., reduction in job responsibilities, title, compensation or forced relocation).

In 2006, the Board adopted the following policy:

The Company will not enter into any severance or change of control agreements with any of its executive officers that provide for benefits that exceed 2.99 times the sum of the officer’s base salary and most recently earned cash bonus without shareholder approval or ratification.

For purposes of this policy, benefits do not include: the value of accelerated vesting of previously-granted equity-based awards in accordance with the terms of a shareholder approved plan; previously-earned retirement benefits; or other amounts previously earned or accrued under any of the Company’s compensation or benefit plans.

The Board also approved a reduction in benefits under the Change of Control Program that became effective in October 2007. The current benefits under the Program, as reduced, are described below.

Salary and Bonus. If there is a change of control and the individual is terminated or resigns for good reason, the individual would be entitled to a lump-sum payment equal to the sum of two times his or her annual salary and bonus, but only if the individual agrees to execute a non-solicitation and non-competition agreement. The amount of the bonus payable would be calculated as the average of the last three calendar years’ annual bonuses.

Benefits. An individual would be entitled to a payment equal to the present value of the retirement benefits that he or she would have accrued during the period of time

2008 PROXY STATEMENT

on which the lump-sum payment above is based and would be eligible for continued health benefits at active employee contribution levels for eighteen months, plus a gross up for any expected tax consequences associated with providing these health benefits.

Accelerated Vesting of Equity Grants. Both the Program and the Omnibus Plan, which was approved by shareholders in 2003, provide for accelerated vesting of equity grants in the event of a change of control only if the Compensation Committee determines prior to the change of control that outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. This provision of the Omnibus Plan applies to all employees who hold unvested equity grants in the event of a change of control, and is not an additional benefit provided to participants in the Program. If the Compensation Committee determines in good faith that such awards will be honored or assumed or substituted with equitable replacement awards made by a successor employer, then the vesting of such awards will not accelerate and payments will be made early only if a participant is subsequently terminated.

Perquisites

As noted on page 17 special benefits and perquisites for executives are minimized and based on a business purpose.

The incremental cost of any personal use of Company-provided aircraft by the Named Executive Officers is required to be reimbursed to the Company.

The Company provided vehicles and drivers for Messrs. Ryan, Strangfeld, Grier and Golden for security purposes and business convenience in 2007. The cost allocated to personal use of Company-provided vehicles by these executives, including personal commutation expenses, is reported in the Summary Compensation Table. The Company also provided security at the residence of the Chief Executive Officer in 2007, and this cost is also included in the Summary Compensation Table.

2007 Results and Compensation of Named Executive Officers

Annual Incentive Award and Base Salary for the 2007 Chief Executive Officer

In accordance with the Board’s established procedures, the Presiding Director conducted an evaluation of Mr. Ryan’s performance for 2007, the results of which were discussed with the Chair of the Compensation Committee in advance of the Compensation Committee’s deliberations regarding Mr. Ryan’s compensation. The Consultant presented its recommendations regarding compensation for Mr. Ryan to the Committee for its consideration, together with information on peer group CEO compensation for 2006.

In evaluating Mr. Ryan’s performance, the Board considered a broad range of Company and individual performance factors. With respect to Company performance, ROE increased to 15.7% in 2007 from 14.3% in 2006. Pre-tax AOI increased 15% over 2006, and EPS (AOI basis) increased 21%. Total shareholder return was 9.7% for 2007, compared to 5.5% for the S&P 500 and -1.2% for the median of our compensation peer group. Total shareholder return for the three years ended December 31, 2007 was 20.5% compared to 8.6% for the S&P 500 and 10% for the median of our compensation peer group. With respect to capital management in 2007, the Company returned capital to shareholders through $3 billion in share repurchases, increased its Common Stock dividend by 21% and achieved additional upgrades to its credit ratings. Also considered were increases in third-party distribution and development of new products.

In addition to Company performance, the Board also recognized Mr. Ryan’s leadership in reviewing and modifying enterprise-wide risk management activities and his role in assisting the Board in a comprehensive multi-year succession planning process that culminated in the selection of a new Chief Executive Officer and several key business leaders.

Based on the factors described, the Committee recommended, and the non-employee Directors approved, an annual incentive payment of $7.5 million for Mr. Ryan for his performance in 2007, compared to $6.3 million for 2006. His salary has remained flat at $1 million since he was hired in 1994, reflecting the philosophy that increases in his compensation should be performance-based.

Equity awards for Mr. Ryan and the other Named Executive Officers are discussed below. In determining

PRUDENTIAL FINANCIAL, INC.

Mr. Ryan’s total compensation, the Committee discussed the fact that Mr. Ryan’s performance share award would be pro-rated to reflect his retirement in May 2008 and that the term of his option award would be reduced to five years compared to ten years for executives who are not retiring.

Annual Incentive Awards and Base Salaries for the Other Named Executive Officers

Mr. Ryan presented his compensation recommendations for the other Named Executive Officers to the Committee for its consideration. The Consultant also provided market data regarding the compensation of Messrs. Strangfeld and Grier, reflecting their various roles in 2007 and 2008. Following review and discussion, the Committee submitted its recommendations to the non-employee Directors for approval. In determining the amount of the annual incentive awards, the Committee considered a number of factors related to the performance of the Company and the individual and reviewed market data for the individual’s position for reference. Each of these awards is discussed below, together with any salary actions related to job changes or promotions.

Mr. Strangfeld’s annual incentive award for his 2007 performance was $4,400,000, compared to $3,800,000 for 2006. In April of 2007 Mr. Strangfeld’s responsibilities were expanded significantly to include all of the Company’s domestic businesses. In addition to responsibility for the asset management and retirement services businesses, he assumed responsibility for the individual annuities, individual life and group insurance businesses. As noted above, he was elected as Chief Executive Officer, effective January 1, 2008. In determining the amount of Mr. Strangfeld’s annual incentive award, the Committee considered a number of factors, including financial performance of the Company and the individual businesses for which he was responsible, growth in third-party distribution, sales growth, development of new products and critical leadership in talent management. The Committee increased Mr. Strangfeld’s salary from $600,000 to $1,000,000 in January 2008 to reflect his promotion to Chief Executive Officer.

Mr. Grier’s annual incentive award for his 2007 performance was $3,600,000, compared to $3,000,000 for 2006. During the first half of 2007, Mr. Grier served as Vice Chairman, Financial Management, and during the second half of 2007, Mr. Grier was responsible for all of the Company’s international businesses. In January 2008, Mr. Grier’s role as a member of the Office of the Chairman was expanded to include a broad range of risk management and operational functions, as well as responsibility for global strategic initiatives. In determining the amount of Mr. Grier’s annual incentive award, the Committee considered a number of factors, including financial performance of the Company and the individual businesses for which he was responsible, strategic accomplishments in key international markets, and leadership in enterprise risk management and capital management. Mr. Grier received a $75,000 salary increase in June to reflect his new position as head of the international businesses and his salary was increased from $600,000 to $850,000 in January 2008 to reflect an expansion of his responsibilities as a member of the Office of the Chairman.

Mr. Carbone’s annual incentive award for his 2007 performance was $1,750,000, compared to $1,600,000 for 2006. Among the factors considered in determining the award was his leadership in capital management efforts in 2007, including credit rating upgrades, balance sheet and liquidity management, and his contributions to the financial risk management process. In January 2008, Mr. Carbone was promoted to the level of Executive Vice President and his salary was increased from $470,000 to $500,000 to reflect his promotion.

Mr. Golden’s annual incentive award for his 2007 performance was $1,300,000, compared to $1,200,000 in 2006. Among the factors considered in determining the award was his leadership in maintaining and enhancing critical operational functions, such as technology, security and facilities with reference to market data for similar positions.

Mr. Lawson retired as Vice Chairman in July 2007 and received a pro-rated bonus for his service in 2007 in the amount of $966,700. Factors considered in determining the amount of the bonus included an analysis of his average bonus over the prior three years, his contributions during his service in 2007 and his support in connection with the transition of his responsibilities to his successor.

In general, the differences in the levels of total compensation for the Named Executive Officers is primarily driven by the scope of their responsibilities, market data for similar positions and considerations of internal equity in the case of the members of the Office of the Chairman. The principal elements of compensation considered in determining the total compensation for the Named Executive Officers in

February 2008 were base salary, annual incentive and long-term incentive.

2008 PROXY STATEMENT

Long-Term Incentives

Our current practice is to provide annual equity awards in the form of performance shares (60%) and stock options (40%). In February 2007, the Named Executive Officers received grants of stock options and a target number of performance shares based on an evaluation of their individual performance during 2006, potential for increased responsibilities, market pay positioning and retention considerations. In accordance with SEC rules, we have included in the Summary Compensation Table the dollar value of the amount of accounting expense for each Named Executive Officer in 2007 under FAS 123R. These amounts include grants from prior years and accelerate the recognition of grants for individuals who are retirement eligible. In determining the appropriate number of stock options and target performance shares to grant to an individual executive, the Committee does not take into account prior year grants or change the value ascribed to a grant if the individual meets the definition of “retirement eligible” under the Omnibus Plan.

In connection with the transition to a new senior management team in January 2008, the Committee approved special one-time equity awards in the form of stock options and restricted units to Messrs. Strangfeld, Grier and Carbone to reflect their respective promotions or expansion of responsibilities. These grants are listed in the following table.

2008 Special One-Time Equity Awards

Name	Stock Options	Restricted Units
John R. Strangfeld, Jr.	143,177	50,907
Mark B. Grier	120,806	42,953
Richard J. Carbone	45,393	15,909

One half of the options for Messrs. Strangfeld and Grier will become exercisable after two years from the date of grant and one quarter will become exercisable after each of the third and fourth years from the date of grant. Two thirds of the options for Mr. Carbone will become exercisable after two years from the date of grant, and, except as provided in the grant acceptance agreement related to this grant, the remaining one third will become exercisable after three years from the date of grant.

The restrictions on one half of the restricted units awarded to Messrs. Strangfeld and Grier will lapse after two years from the date of grant and one quarter will lapse after each of the third and fourth years from the date of grant. The restrictions on two-thirds of the restricted units for Mr. Carbone will lapse after two years from the date of grant, and, except as provided in the grant acceptance agreement related to this award, the remaining one third will lapse after three years from the date of grant.

2008 Annual Equity Awards

The Committee awarded stock options and a target number of performance shares for each Named Executive Officer in February 2008 based on individual performance in 2007, competitive positioning at peer companies and potential. While these grants will not be included in the Summary Compensation Table until next year, we are providing information on the number of shares granted below.

Name	Stock Options	Target Performance Shares
Arthur F. Ryan	247,609	32,026	*
Richard J. Carbone	29,263	9,084
John R. Strangfeld, Jr.	146,315	45,418
Mark B. Grier	117,052	36,334
Robert C. Golden	24,761	7,687

* Mr. Ryan will retire from the Company in May 2008 and the resulting number of target performance shares awarded reflects the partial service for the year.

With respect to the target number of shares indicated in the Target Performance Shares column, the Compensation Committee will determine the actual number of shares the executive will receive under the performance share program in February 2011 after the end of the 2008-2010 performance period. The target number of shares will be received upon attainment of an average ROE of 16% and a compounded annual growth rate in EPS of 13% over the 2008 through 2010 performance period. Both the ROE and EPS targets are based on after-tax AOI for the Financial Services Businesses, normalized for significant one-time benefits or charges that do not accurately reflect the operating performance of the Company’s businesses in the judgment of the Compensation Committee. Attainment of average ROE of 17% and EPS growth of 16% would result in an award of 150% of target. No award would be earned if average ROE is 11% or less and EPS growth is 6% or less.

The Named Executive Officers received payment of performance shares at 150% of target in February 2008 based on achievement of the performance criteria for the 2005 to 2007 performance period.

PRUDENTIAL FINANCIAL, INC.

Policy on Tax Deductibility of Executive Compensation

It is our policy to structure and administer our annual and long-term incentive plans and stock option grants for our CEO and other Named Executive Officers to maximize the tax deductibility of the payments as “performance-based” compensation under Section 162(m) of the Code. In 2007, all such compensation was deductible. The Compensation Committee, however, may provide benefits that are not tax deductible if the Committee determines it is appropriate to do so.

The Omnibus Plan contains an overall limit on compensation paid to executive officers to comply with the conditions for determining performance-based compensation under Section 162(m) of the Code. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a company’s named executive officers as reported in the proxy statement. Under the terms of the Omnibus Plan, the total amount paid to a Named Executive Officer in a given year under the annual incentive plan and the performance share program cannot exceed 0.6% of the Company’s pre-tax AOI for that year. The Compensation Committee monitors compliance with this limit on an annual basis.

2008 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The tables below contain information for the Chief Executive Officer, the Chief Financial Officer and the next three highest paid executive officers in 2007. Mr. Lawson and Ms. Banta, who retired during 2007, are also included in the table in accordance with SEC rules. The titles reflected below are the positions held by the individuals as of December 31, 2007.

Summary Compensation Table

Name & Principal Position	Year	Salary($)		Bonus($)[1]		Stock Awards($)[2]		Option Awards($)[2]		Change in Pension Value($)[3]		All Other Compensation($)[4]		Total($)
Arthur F. Ryan Chairman and Chief Executive Officer	2007 2006	$ $	1,000,000 1,000,000	$ $	7,500,000 6,300,000	$ $	7,648,407 9,435,896	$ $	4,851,850 5,166,802	$ $	975,635 3,568,297	$ $	244,457 279,140	$ $	22,220,349 25,750,135
Richard J. Carbone Chief Financial Officer	2007 2006	$ $	470,000 465,192	$ $	1,750,000 1,600,000	$ $	1,226,174 1,676,976	$ $	756,676 901,025	$ $	261,484 268,239	$ $	45,855 56,445	$ $	4,510,189 4,967,877
John R. Strangfeld, Jr. Vice Chairman	2007 2006	$ $	600,000 600,000	$ $	4,400,000 3,800,000	$ $	2,740,545 2,459,396	$ $	1,542,464 1,265,405	$ $	729,524 3,135,316	$ $	109,034 127,753	$ $	10,121,567 11,387,870
Mark B. Grier Vice Chairman	2007 2006	$ $	565,096 525,000	$ $	3,600,000 3,000,000	$ $	3,598,886 2,578,456	$ $	2,270,762 1,345,436	$ $	286,849 389,847	$ $	108,199 120,391	$ $	10,429,792 7,959,130
Robert C. Golden Executive Vice President, Operations and Systems	2007 2006	$ $	425,000 425,000	$ $	1,300,000 1,200,000	$ $	997,556 1,362,383	$ $	616,540 745,891	$ $	113,609 686,089	$ $	61,377 65,905	$ $	3,514,082 4,485,268
Rodger A. Lawson[5] Retired Vice Chairman	2007 2006	$ $	296,827 525,000	$ $	966,700 3,300,000	$ $	2,299,575 3,878,781	$ $	1,862,063 2,118,724	$ $	718,969 553,243	$ $	48,306 126,629	$ $	6,192,440 10,502,377
Vivian L. Banta[6] Retired Vice Chairman	2007 2006	$ $	183,750 525,000	$ $	0 3,500,000	$ $	1,914,946 3,931,244	$ $	1,865,114 2,152,197	$ $	605,506 457,060	$ $	41,221 632,010	$ $	4,610,537 11,197,511

(1) The amounts in the Bonus column represent bonuses paid in February 2008 for performance in 2007, and March 2007 for performance in 2006. Mr. Strangfeld elected to defer $380,000 or 10% of his 2006 bonus under the Deferred Compensation Plan. Mr. Golden elected to defer $300,000 or 25% of his 2006 bonus.

(2) The amounts in the Stock Awards and Option Awards columns represent performance shares and stock options cost, expensed over the requisite service period in each respective year as prescribed by FAS 123R. For grants made in 2007 and 2006 to employees who are eligible to retire, the expense is accelerated to be 100% recognized by the retirement eligibility date. All Named Executive Officers above are affected at various levels as illustrated in the section below entitled FAS 123R Valuation of Equity Awards. For example, while Messrs. Strangfeld and Grier were granted the same number of performance shares and stock options, the FAS 123R values in the table above are different due to the fact that Mr. Grier became retirement eligible under the Omnibus Plan during 2007. In comparing 2006 and 2007 stock and option awards for Ms. Banta and Messrs. Ryan, Carbone, Golden and Lawson who were retirement eligible in 2006, the following should be noted: the 2006 total expense for stock and option awards included 2006 awards, as well as portions of expense for their 2003, 2004 and 2005 grants. In contrast, the 2007 total expense for stock and option awards includes 2007 awards, as well as portions of expense for only their 2004 and 2005 grants. For a description of the other assumptions used in determining the amount of equity expense recorded, see Notes 2 and 15 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.

(3) The amounts in the Change in Pension Value column represent the change in the actuarial present value of each Named Executive Officer’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, the Prudential SERPs and the PSI SERP, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for the Company’s consolidated financial statements on September 30, 2005, September 30, 2006, and September 30, 2007, as applicable; namely, the RP 2000 generational mortality table with white collar adjustments, an interest discount rate of 5.50% for 2005, 5.75% for 2006 and 6.25% for 2007, a Cash Balance Formula interest crediting rate of 4.50% for 2005, 4.75% for 2006 and 4.75% for 2007, and a PSI Cash Balance Formula interest crediting rate of 5.75% for 2005, 5.75% for 2006 and 5.75% for 2007. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including age, years of service and the measurement of average annual earnings.

Messrs. Ryan, Strangfeld, and Golden accrue pension benefits under the Traditional Pension Formula and the other Named Executive Officers accrue pension benefits under the Cash Balance Formula (both formulas are described on pages 35-36). In

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accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2006). The increase in the Change in Pension Value for Messrs. Ryan, Strangfeld, and Golden in 2006 is primarily due to the increase in the average earnings as measured on September 30, 2005 and September 30, 2006, and reflects in part the effect of the change in the years of earnings used.

(4) The amounts in the All Other Compensation column are described in the supplemental “All Other Compensation” table on page 29.

(5) Mr. Lawson retired in July 2007.

(6) Ms. Banta retired in May 2007.

FAS 123R Valuation of Equity Awards. Under applicable accounting standards, equity awards are generally expensed ratably over the vesting period (in our case, typically three years). However, beginning with awards granted in 2006, we are required to recognize 100% of the expense in the year of grant for those individuals who are or become eligible for approved retirement treatment during the year under the Omnibus Plan, and record the expense for other individuals in light of how close they are to being eligible for approved retirement treatment. All of the Named Executive Officers, except for Mr. Strangfeld, qualify for approved retirement treatment under the Omnibus Plan. As a result, 100% of their 2007 equity grants were expensed in 2007. As illustrated in the table below, the amounts listed for each individual in the Summary Compensation Table for Stock Awards and Option Awards consist of varying percentages of the total expense for each grant year that was expensed in 2007.

Percentage of Total Expense for Each Grant Year Expensed in 2007

Performance Shares
Name	2004 Grants	2005 Grants	2006 Grants	2007 Grants
Arthur F. Ryan	0.00%	33.33%	0.00%	100.00%
Richard J. Carbone	0.00%	33.33%	0.00%	100.00%
John R. Strangfeld, Jr.	0.00%	33.33%	33.46%	50.14%
Mark B. Grier	0.00%	33.33%	41.76%	100.00%
Robert C. Golden	0.00%	33.33%	0.00%	100.00%
Rodger A. Lawson	0.00%	33.33%	0.00%	100.00%
Vivian L. Banta	0.00%	33.33%	0.00%	100.00%

Stock Options
Name	2004 Grants	2005 Grants	2006 Grants	2007 Grants
Arthur F. Ryan	4.17%	33.33%	0.00%	100.00%
Richard J. Carbone	4.17%	33.33%	0.00%	100.00%
John R. Strangfeld, Jr.	4.17%	33.33%	34.86%	47.00%
Mark B. Grier	4.17%	33.33%	44.92%	100.00%
Robert C. Golden	4.17%	33.33%	0.00%	100.00%
Rodger A. Lawson	4.17%	33.33%	0.00%	100.00%
Vivian L. Banta	4.17%	33.33%	0.00%	100.00%

2008 PROXY STATEMENT

The table below supplements the Summary Compensation Table to provide detail on information disclosed in the All Other Compensation column.

All Other Compensation
Name	Year	Perquisites[1]	PESP Contributions[2]	SESP Contributions[2]	Dividend Equivalents[3]	Other Payments[4]	Total
Arthur F. Ryan	2007	$52,943	$6,154	$31,000	$154,360		$244,457
	2006	$37,222	$5,769	$31,200	$204,949		$279,140

Richard J. Carbone	2007		$9,000	$9,800	$27,055		$45,855
	2006		$8,800	$9,808	$37,837		$56,445

John R. Strangfeld, Jr.	2007	$22,762	$7,385	$15,000	$63,887		$109,034
	2006	$19,310	$6,923	$13,345	$88,175		$127,753

Mark B. Grier	2007	$29,044	$9,000	$13,604	$56,551		$108,199
	2006	$25,019	$8,800	$12,200	$74,372		$120,391

Robert C. Golden	2007	$22,366	$9,000	$8,000	$22,011		$61,377
	2006	$17,623	$8,625	$8,200	$31,457		$65,905

Rodger A. Lawson	2007		$9,000	$2,873	$36,433		$48,306
	2006	$19,666	$8,800	$12,200	$85,963		$126,629

Vivian L. Banta	2007		$4,788		$36,433		$41,221
	2006	$22,835	$8,800	$12,200	$88,175	$500,000	$632,010

(1) For Mr. Ryan, the amount in the Perquisites column represent the costs for home security and Company-provided vehicles for personal and commuting purposes. For Messrs. Strangfeld, Grier, Lawson and Golden and Ms. Banta, the amount represents costs for personal and commuting usage of Company-provided vehicles. The amounts included in the above table for personal and commuting use of vehicles reflect the Company’s determination of the costs allocable to the actual personal and commuting usage of each individual.

(2) The amounts in the PESP and SESP Contributions columns represent employer contributions to the Named Executive Officers’ accounts in 2007 and 2006 respectively.

(3) The amounts in the Dividend Equivalents column represents dividend equivalents paid for outstanding performance shares awarded prior to 2007. These dividend equivalents were paid at the same rate as dividends paid to all shareholders.

(4) The amount in the Other Payments column for Ms. Banta in 2006 represents a $500,000 one-time payment in March 2007 that was approved by the Compensation Committee and the Board of Directors in February 2007 in connection with her continued service beyond her preferred retirement date.

PRUDENTIAL FINANCIAL, INC.

The following table details all of the plan-based awards granted to each of the Named Executive Officers in 2007.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Option Awards: Number of Securities Underlying Options(#)[2]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[3]
		Threshold(#)	Target(#)	Maximum(#)
Arthur F. Ryan	02/13/07	0	59,911	89,867			$5,495,636
	02/13/07				184,190	$91.73	$3,785,105
Richard J. Carbone	02/13/07	0	8,838	13,257			$810,710
	02/13/07				27,169	$91.73	$558,323
John R. Strangfeld, Jr.	02/13/07	0	21,569	32,354			$1,978,524
	02/13/07				66,310	$91.73	$1,362,671
Mark B. Grier	02/13/07	0	21,569	32,354			$1,978,524
	02/13/07				66,310	$91.73	$1,362,671
Robert C. Golden	02/13/07	0	7,190	10,785			$659,539
	02/13/07				22,104	$91.73	$454,237
Rodger A. Lawson	02/13/07	0	12,582	18,873			$1,154,147
	02/13/07				66,310	$91.73	$1,362,671
Vivian L. Banta	02/13/07	0	7,189	10,784			$659,447
	02/13/07				66,310	$91.73	$1,362,671

(1) The amounts in the columns under the Estimated Future Payouts Under Equity Incentive Plan Awards section of this table represent grants of performance shares made under the 2007 performance share program described in the Compensation Discussion and Analysis. The number of shares actually received will be determined over a three-year performance period based on the satisfaction of performance goals. Under the 2007 performance shares program, the target number of performance shares will be earned if average ROE for the 2007-2009 performance period is 15% and the compounded annual growth rate for EPS is 13%. Achievement of 16% or more average ROE and EPS growth of 14% or more would result in an award of 150% of the target. No award would be earned if average ROE is 10% or less and EPS growth is 6% or less. The actual number of shares to be received will be determined by the Compensation Committee in February 2010. Dividend equivalents are paid on the performance shares as if the performance shares represented shares of Prudential Financial Common Stock.

(2) The All Other Option Awards column represents the number of stock options granted under the Omnibus Plan. Stock options vest one-third each year on the anniversary of the grant date and expire 10 years from grant date. The exercise price for these stock options is the closing price of Prudential Financial Common Stock on the grant date of February 13, 2007.

(3) The Grant Date Fair Value for performance shares is calculated as the target number of performance shares multiplied by the closing price of $91.73 of Prudential Financial Common Stock on the grant date of February 13, 2007. For stock options, these values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the table values are hypothetical and may not reflect the true value an option holder would realize upon exercise. We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, 4.87 year life expected for each option, expected dividend yield is 1.1%, risk-free rate of return of 4.75%, and expected price volatility of 18.21%.

2008 PROXY STATEMENT

The following table sets forth outstanding equity awards held by each of the Named Executive Officers as of December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End
		Option Awards[1]				Stock Awards[2]
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Arthur F. Ryan	02/13/2007	0	184,190	$91.73	02/13/2017	59,911	$5,574,119
	02/14/2006	59,689	119,380	$76.15	02/14/2016	89,523	$8,329,220
	02/08/2005	149,059	74,530	$55.75	02/08/2015	111,816	$10,403,361
	02/10/2004	244,585	0	$45.00	02/10/2014
	02/11/2003	275,230	0	$29.90	02/11/2013
	12/18/2002	423,119	0	$32.00	12/18/2012
Richard J. Carbone	02/13/2007	0	27,169	$91.73	02/13/2017	8,838	$822,288
	02/14/2006	9,782	19,566	$76.15	02/14/2016	14,673	$1,365,176
	02/08/2005	27,483	13,742	$55.75	02/08/2015	20,616	$1,918,113
	02/10/2004	48,917	0	$45.00	02/10/2014
	02/11/2003	0	0	$29.90	02/11/2013
	12/18/2002	0	0	$32.00	12/18/2012
John R. Strangfeld, Jr.	02/13/2007	0	66,310	$91.73	02/13/2017	21,569	$2,006,780
	02/14/2006	23,876	47,752	$76.15	02/14/2016	35,810	$3,331,762
	02/08/2005	63,350	31,676	$55.75	02/08/2015	47,522	$4,421,447
	02/10/2004	111,810	0	$45.00	02/10/2014
	02/11/2003	0	0	$29.90	02/11/2013
	12/18/2002	0	0	$32.00	12/18/2012
Mark B. Grier	02/13/2007	0	66,310	$91.73	02/13/2017	21,569	$2,006,780
	02/14/2006	21,223	42,446	$76.15	02/14/2016	31,832	$2,961,649
	02/08/2005	55,897	27,949	$55.75	02/08/2015	41,931	$3,901,260
	02/10/2004	0	0	$45.00	02/10/2014
	02/11/2003	0	0	$29.90	02/11/2013
	12/18/2002	0	0	$32.00	12/18/2012
Robert C. Golden	02/13/2007	0	22,104	$91.73	02/13/2017	7,190	$668,958
	02/14/2006	7,958	15,918	$76.15	02/14/2016	11,937	$1,110,618
	02/08/2005	22,359	11,180	$55.75	02/08/2015	16,773	$1,560,560
	02/10/2004	41,929	0	$45.00	02/10/2014
	02/11/2003	55,046	0	$29.90	02/11/2013
	12/18/2002	0	0	$32.00	12/18/2012
Rodger A. Lawson[3]	02/13/2007	0	66,310	$91.73	02/13/2017	12,582	$1,170,629
	02/14/2006	23,876	47,752	$76.15	02/14/2016	35,810	$3,331,762
	02/08/2005	63,350	31,676	$55.75	02/08/2015	47,522	$4,421,447
	02/10/2004	104,822	0	$45.00	02/10/2014
	02/11/2003	0	0	$29.90	02/11/2013
	12/18/2002	0	0	$32.00	12/18/2012
Vivian L. Banta[3]	02/13/2007	0	66,310	$91.73	02/13/2017	7,189	$668,865
	02/14/2006	23,876	47,752	$76.15	02/14/2016	35,810	$3,331,762
	02/08/2005	63,350	31,676	$55.75	02/08/2015	47,522	$4,421,447
	02/10/2004	0	0	$45.00	02/10/2014
	02/11/2003	0	0	$29.90	02/11/2013
	12/18/2002	0	0	$32.00	12/18/2012

(1) The Option Awards listed above vest at the rate of one-third per year on the anniversary of the date of grant.

PRUDENTIAL FINANCIAL, INC.

(2) The Stock Awards columns reflect the number of outstanding performance shares at maximum payout for the 2005 and 2006 grants and target payout for the 2007 grant. The dollar values represent the estimated value of outstanding performance shares at maximum payout for the 2005 and 2006 grants and target payout for the 2007 grant, based on a stock price of $93.04 per share, the closing price of Prudential Financial Common Stock on December 31, 2007.

(3) Ms. Banta’s and Mr. Lawson’s awards represent holdings as of separation from the Company on May 1, 2007 and July 18, 2007 respectively.

The following table sets forth the value realized by each of the Named Executive Officers as a result of the exercise of options and the vesting of stock awards in 2007.

Option Exercises and Stock Vested in 2007
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)[1]	Number of Shares Acquired on Vesting(#)[2]	Value Realized on Vesting($)[3]
Arthur F. Ryan	0	$0	122,265	$11,215,368

Richard J. Carbone	0	$0	24,453	$2,243,074

John R. Strangfeld, Jr.	205,773	$12,996,027	55,893	$5,127,065

Mark B. Grier	87,352	$4,382,795	43,667	$4,005,574

Robert C. Golden	65,431	$4,516,501	20,960	$1,922,661

Rodger A. Lawson[4]	0	$0	52,400	$4,806,652

Vivian L. Banta[4]	175,430	$8,512,972	55,893	$5,127,065

(1) The amounts in the Option Awards-Value Realized on Exercise column represents the difference between the last sale price of Prudential Financial Common Stock on the date of exercise and the exercise price.

(2) The amounts in the Stock Awards-Number of Shares Acquired on Vesting column represents the maximum payout of shares of Prudential Financial Common Stock for the 2004 performance share grants at 150% of target in February 2007.

(3) The amounts in the Stock Awards-Value Realized on Vesting column represents the product of the number of shares released and the closing sale price of Prudential Financial Common Stock on the date of vesting, $91.73.

(4) Ms. Banta retired in May 2007 and Mr. Lawson retired in July 2007. Above figures represent option exercises while employed by the Company in 2007.

2008 PROXY STATEMENT

PENSION BENEFITS

The table below shows the present value of accumulated benefits as of September 30, 2007, except as noted, payable for each of the Named Executive Officers, including the years of service credited to each such Named Executive Officer, under each of the retirement plans determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements; namely, the RP 2000 generational mortality table with white collar adjustments and an interest discount rate of 6.25%. Cash Balance Formula and PSI Cash Balance Formula accounts are assumed to grow with interest at 4.75% and 5.75%, respectively, until commencement of pension benefits. Except as noted, an employee who is not eligible to retire as of September 30, 2007, is assumed to remain employed until the date he or she is eligible for an unreduced benefit solely for the purpose of determining whether the additional benefits provided to retirees will be included in the present value. No additional earnings or service after September 30, 2007, are included in the calculation of the pension benefit.

Pension Benefits
Name	Plan Name	Number of Years of Credited Service(#)		Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Arthur F. Ryan	• Merged Retirement Plan – Traditional Pension Formula	12		$2,152,034	$0
	• Supplemental Retirement Plan – Traditional Pension Formula	12		$14,965,088	$0
	• Supplemental Retirement Plan – Cash Balance Formula	n/a	[1]	$7,088	$0
	• Prudential SERP	35	[2]	$20,657,265	$0
Richard J. Carbone	• Merged Retirement Plan – Cash Balance Formula	10		$1,138,158	$0
	• Supplemental Retirement Plan – Cash Balance Formula	10		$868,444	$0
John R. Strangfeld, Jr.	• Merged Retirement Plan – Traditional Pension Formula	30		$1,385,608	$0
	• Supplemental Retirement Plan – Traditional Pension Formula	30		$15,975,979	$0
	• Supplemental Retirement Plan – Cash Balance Formula	n/a	[1]	$21,341	$0
Mark B. Grier	• Merged Retirement Plan – Cash Balance Formula	12		$1,126,871	$0
	• Supplemental Retirement Plan – Cash Balance Formula	12		$1,692,432	$0
Robert C. Golden	• Merged Retirement Plan – Traditional Pension Formula	10		$427,810	$0
	• Merged Retirement Plan – PSI Cash Balance Formula	20	[3]	$1,679,548	$0
	• Supplemental Retirement Plan – Traditional Pension Formula	10		$3,214,180	$0
	• Supplemental Retirement Plan – Cash Balance Formula	n/a	[1]	$4,874	$0
	• PSI SERP	20	[3]	$1,340,859	$0
Rodger A. Lawson[4]	• Merged Retirement Plan – Cash Balance Formula	11		$0	$1,813,610
	• Supplemental Retirement Plan – Cash Balance Formula	11		$0	$1,948,295
Vivian L. Banta[5]	• Merged Retirement Plan – Cash Balance Formula	7		$0	$785,436
	• Supplemental Retirement Plan – Cash Balance Formula	7		$0	$1,741,250

PRUDENTIAL FINANCIAL, INC.

(1) This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for these participants.

(2) Credited service under this plan includes 22 years of service with Mr. Ryan’s former employer. The benefit is calculated by determining Mr. Ryan’s benefit using 35 years of service under the SERP formula and offsetting that amount by the benefit that would be payable under the Merged Retirement Plan and Supplemental Retirement Plan based on Mr. Ryan’s service with Prudential and the amount that would be payable under Mr. Ryan’s former employer’s plans. The resulting benefit augmentation in terms of present value is $20,657,265.

(3) Mr. Golden transferred to Prudential and began accruing pension benefits under the Traditional Pension Formula in 1997. As a result, ongoing service is not a consideration in determining this benefit.

(4) Mr. Lawson received a full distribution of his pension benefits prior to September 30, 2007. Mr. Lawson received an additional payment of $116,868 on January 1, 2008 from the Supplemental Retirement Plan. This is a result of additional basic credits made to his account for earnings received after his separation date.

(5) Ms. Banta received a full distribution of her pension benefits prior to September 30, 2007.

2008 PROXY STATEMENT

Traditional Pension Formula

Traditional Pension Formula benefits are subject to Code limits and determined using the following formula:

(1.35% x Average Eligible Earnings up to Covered Compensation + 2% x Average Eligible Earnings in excess of Covered Compensation) x Years of Credited Service up to 25 years

+

(.75% x Average Eligible Earnings up to Covered Compensation + 1.35% x Average Eligible Earnings in excess of Covered Compensation) x Years of Credited Service for the next 13 years

+

1% x Average Eligible Earnings x Years of Credited Service in excess of 38 years

For a separation from service in 2007, Average Eligible Earnings are determined by taking an average of earnings (base salary plus annual incentive payments for performance for that year) over a period of time beginning January 1, 1999 and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. Covered Compensation for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefit) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

A participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service; and

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002.

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either:

•	after attainment of age 55 with 10 years of vesting service;

•	after attainment of age 65; or

•	due to an involuntarily termination (other than for cause or exhausting short term disability benefits) after attainment of age 50 with 20 years of continuous service (the “50/20 Provision”).

If a participant is eligible to retire, the following additional benefits are provided under the Traditional Pension Formula:

•	survivor benefits with no actuarial reduction;

•	lesser, or no, reduction in benefit for benefit commencement before age 65; and

•	an additional benefit paid to age 65.

Benefits in the table above are assumed to commence in the form of a 50% joint and survivor annuity on the date the participant is eligible for an unreduced benefit, i.e., the earlier of i) the first of the month on or following the later of attainment of age 60 and 30 years of service and ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

PRUDENTIAL FINANCIAL, INC.

Cash Balance Formula

Benefits are subject to Code limits and computed using a cash balance methodology that provides for credits to be made to a hypothetical account. The hypothetical accounts are allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments (when paid). Interest credits are made to the participant’s hypothetical account each month. The Cash Balance Formula sets the interest rate each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. Active participants on June 30, 2003, received an additional credit equal to the participant’s Supplemental Retirement Plan cash balance formula benefit determined as of January 1, 2002, if any. Benefits are payable at any time after separation of service as a lump-sum amount (based on the account balance) or an actuarially equivalent single life annuity, 50% joint and survivor annuity, or 50% contingent annuity, or beginning January 1, 2008, 75% joint and survivor annuity or 100% joint and survivor annuity. Employees who chose the Cash Balance Formula in the Pension Choice Election process have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit.

In the table above, cash balance accounts are assumed to grow with interest until and benefits will commence on:

•

for Messrs. Ryan, Strangfeld and Golden (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula; and

•	for Mr. Carbone and Mr. Grier, the participant’s Normal Retirement Date.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

PSI Cash Balance Formula

Benefits are subject to Code limits and computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Interest credits are made to the participant’s hypothetical account each month. The interest rate is set each year. Active participants on June 30, 2003, received an additional credit equal to the participant’s PSI SERP benefit determined as of January 1, 2002, if any, converted to a lump sum. Benefits are payable at any time after separation of service as a lump-sum amount (based on the account balance) or an actuarially equivalent single life annuity, 50% joint and survivor annuity, 50% or 100% contingent annuity or single life annuity with 5 or 10 years guaranteed, or beginning January 1, 2008, 75% joint and survivor annuity or 100% joint and survivor annuity.

In the table above, PSI Cash Balance Formula accounts are assumed to grow with interest until, and benefits will commence on, the same date benefits are assumed to commence under the Traditional Pension Formula.

Benefits are assumed to commence with 80% of participants electing a lump sum and 20% electing a 50% joint and survivor annuity.

The Supplemental Retirement Plan and Prudential SERPs

Pension benefits under the Supplemental Retirement Plan and Prudential SERPs are generally paid in the same form and at the same time as elected under the applicable component of the Merged Retirement Plan. Retirement-eligible Traditional Pension Formula participants may elect to receive the Supplemental Retirement Plan and SERP benefits in the form of a lump sum. Mr. Ryan is the only Named Executive Officer under the Traditional Pension Formula that has elected to receive these benefits in the form of a lump sum.

Benefits in the table above are assumed to commence in the same form and at the same time as under the Merged Retirement Plan benefit.

PSI SERP

Pension benefits under the PSI SERP are generally paid as an annuity upon separation from service. The PSI SERP benefit is determined as a target benefit less the benefit payable from the PSI Cash Balance Formula and an estimated Social Security retirement benefit. The target benefit is 60% of an employee’s average salary (and bonus in certain situations) times a ratio of service to 30 years. The target benefit is also subject to a maximum based on the employee’s membership on certain management or operating committees.

2008 PROXY STATEMENT

Mr. Golden’s target benefit exceeds the maximum and is therefore set at the maximum—$250,000 per year. Benefits in the table above are assumed to commence in the form of a 50% joint and survivor annuity and at the same time as the Traditional Pension Formula benefit.

The following table illustrates the Named Executive Officers’ participation in the SESP and the Deferred Compensation Plan, both of which are discussed on pages 21-22.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY($)[1]	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions($)[2]	Aggregate Balance at Last FYE($)[3]
Arthur F. Ryan	$31,000	$31,000	$440,297	$0	$5,547,095

Richard J. Carbone	$9,800	$9,800	$194,450	$(141,206)	$3,981,997

John R. Strangfeld, Jr.	$395,000	$15,000	$550,391	$0	$7,094,177

Mark B. Grier	$13,604	$13,604	$9,086	$0	$208,393

Robert C. Golden	$308,000	$8,000	$251,038	$0	$5,120,148

Rodger A. Lawson	$2,873	$2,873	$97,005	$0	$1,417,358

Vivian L. Banta	$0	$0	$499,442	$(1,589,606)	$7,753,366

(1) The Executive Contributions in Last FY column represents: a) Elective contributions of a portion of their salary to the SESP by Messrs. Ryan, Carbone, Strangfeld, Grier, Golden, Lawson, and Ms. Banta in the amounts of $31,000, $9,800, $15,000, $13,604, $8,000, $2,873, and $0, respectively (which amounts are also included in the Salary Column of the Summary Compensation Table); and b) Elective deferrals of a portion of their annual incentive payment paid in 2007 for 2006 performance in the Deferred Compensation Plan by Mr. Strangfeld and Mr. Golden in the amounts of $380,000 and $300,000, respectively. The amount for Mr. Strangfeld was reported in annual incentive payments in last year’s proxy statement.

(2) The Aggregate Withdrawals/Distributions column represents distributions in 2007 from the Deferred Compensation Plan for Mr. Carbone for the 2000 plan year in the form of monthly payments that began in 2003 and the 2001 plan year which began as monthly payments in 2007. For Ms. Banta, this column represents a lump sum payment from SESP in 2007 and distributions in 2007 from the Deferred Compensation Plan for the 2003 plan year in the form of monthly payments that began in 2007. Distribution options for payments under the Deferred Compensation Plan are chosen as lump-sum or monthly payments over a period of up to 10 years. A recordkeeping account is created for the deferred earnings for the participant. Interest is earned on the account based on the participant’s notional fund elections. Participants may change notional fund elections once per month.

(3) The Aggregate Balance at Last FYE column represents balances from SESP and the Deferred Compensation Plan and includes various amounts previously reported in the Summary Compensation Table as salary or annual incentive payments.

PRUDENTIAL FINANCIAL, INC.

Potential Post-Employment Payments

The following table provides information with respect to the potential post-employment payments for Named Executive Officers in the event of:

•	voluntary termination;

•	involuntary termination without cause;

•	separation due to change of control of the Company;

•	separation due to disability; and

•	separation due to death.

We have provided additional information concerning these termination events following the table.

The table has been prepared in accordance with the SEC rules and, in accordance with those rules, assumes the relevant termination of employment occurred on December 31, 2007 and, in calculating payments, uses the price of Prudential Common Stock on December 31, 2007 ($93.04). Mr. Lawson and Ms. Banta are not included in the table because their employment terminated prior to December 31, 2007.

Retirement eligibility differs according to the employment separation event. The table assumes that benefits are paid in an annuity form and commence for Mr. Strangfeld on January 1, 2009, and for all other Named Executive Officers on January 1, 2008, unless stated otherwise. The table assumes Board approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all Named Executive Officers. Mr. Ryan is not expected to receive Prudential SERP Early Retirement Benefits because this provision would not change his total retirement benefit.

Excluded from the table are:

•

the benefits the Named Executive Officers would be entitled to in the SESP and the Deferred Compensation Plan (these benefits are described on pages 21-22 and disclosed in the Non-Qualified Deferred Compensation table on page 37).

•

additional payments to the Named Executive Officers under PESP and The Prudential Welfare Benefits Plan (a plan providing, among other things, life insurance, disability insurance, medical insurance and dental insurance), which do not discriminate in scope, terms, or operation in favor of the Named Executive Officers and are generally available to all salaried employees.

•

the effects of an involuntary separation for cause, which will result in a forfeiture of all outstanding vested and unvested stock options and performance shares and, for Mr. Golden, potential forfeiture of the benefit under the PSI SERP. Named Executive Officers will receive no additional payments for a separation for cause.

The amounts in the following table are hypothetical based on the rules of the SEC. Actual payments will depend on the circumstances and timing of any termination. The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

2008 PROXY STATEMENT

Potential Post-Employment Payments
Name	Payments/Benefits Upon Termination	Voluntary Termination/ Early or Normal Retirement($)	Involuntary Termination Without Cause($)	Separation Due to Change of Control($)		Separation Due to Disability($)		Separation Due to Death($)
Arthur F. Ryan, Chairman & Chief Executive Officer	Severance Payment			$15,245,859	[1]
	Annual Incentive	$5,550,000	$5,550,000	$5,550,000		$5,550,000		$5,550,000
	Long Term Incentives
	Stock Options[2]
	Performance Shares			$18,062,506	[3]	$18,062,506	[3]	$18,062,506	[3]
	Benefits/ Perquisites
	SERP
	Health/Life			$6,322	[4]	$6,366,330
	Additional Retirement Accruals	$2,939,990	$2,939,990	$2,939,990		$2,939,990		$1,475,552
	TOTAL:	$8,489,990	$8,489,990	$41,804,677		$32,918,826		$25,088,058
Richard J. Carbone, Chief Financial Officer	Severance Payment		$2,705,100	$4,299,105	[1]
	Annual Incentive	$1,333,400	$1,333,400	$1,333,400		$1,333,400		$1,333,400
	Long Term Incentives
	Stock Options[2]
	Performance Shares			$3,011,147	[3]	$3,011,147	[3]	$3,011,147	[3]
	Benefits/Perquisites
	SERP		$273,702	$273,702
	Health/Life			$10,159	[4]	$3,690,573
	Additional Retirement Accruals	$147,097	$377,043	$107,654		$1,039,249		$187,566
	TOTAL:	$1,480,497	$4,689,245	$9,035,167		$9,074,369		$4,532,113
John R. Strangfeld, Jr., Vice Chairman	Severance Payment		$6,050,100	$11,730,259	[1]
	Annual Incentive		$3,433,400	$3,433,400		$3,433,400		$3,433,400
	Long Term Incentives
	Stock Options[2]
	Performance Shares			$7,175,524	[3]	$7,175,524	[3]	$7,175,524	[3]
	Benefits/Perquisites
	SERP		$9,711,308	$9,363,411
	Health/Life			$3,785	[4]	$13,541,266
	Additional Retirement Accruals		$9,025,083	$8,328,243		$529,640		$4,146,737
	TOTAL:	$0	$28,219,891	$40,034,622		$24,679,830		$14,755,661
Mark B. Grier, Vice Chairman	Severance Payment		$4,925,100	$7,613,350	[1]
	Annual Incentive	$2,683,400	$2,683,400	$2,683,400		$2,683,400		$2,683,400
	Long Term Incentives
	Stock Options[2]
	Performance Shares			$6,582,022	[3]	$6,582,022	[3]	$6,582,022	[3]
	Benefits/Perquisites
	SERP		$1,389,258	$1,389,258
	Health/Life			$10,808	[4]	$12,976,371
	Additional Retirement Accruals	$240,314	$355,352	$(37,561)		$2,616,463		$296,229
	TOTAL:	$2,923,714	$9,353,110	$18,241,277		$24,858,256		$9,561,651

PRUDENTIAL FINANCIAL, INC.

Name	Payments/Benefits Upon Termination	Voluntary Termination/ Early or Normal Retirement($)	Involuntary Termination Without Cause($)	Separation Due to Change of Control($)		Separation Due to Disability($)		Separation Due to Death($)
Robert C. Golden, Executive Vice President, Operations and Systems	Severance Payment		$2,325,000	$4,003,162	[1]
	Annual Incentive	$1,125,000	$1,125,000	$1,125,000		$1,125,000		$1,125,000
	Long Term Incentives
	Stock Options[2]
	Performance Shares			$2,449,743	[3]	$2,449,743	[3]	$2,449,743	[3]
	Benefits/Perquisites
	SERP
	Health/Life			$3,946	[4]	$2,935,819
	Additional Retirement Accruals	$147,316	$752,310	$147,316		$147,316		$73,628
	TOTAL:	$1,272,316	$4,202,310	$7,729,167		$6,657,878		$3,648,371

(1) Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

(2) For disability and death, accelerated vesting of all stock options with up to 3 years to exercise.

(3) Includes the value of 2005, 2006, and 2007 target performance shares paid based on the closing common stock price on December 31, 2007.

(4) Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2008 premium and contribution rates continue for the full 18 months.

2008 PROXY STATEMENT

Voluntary Termination; Early or Normal Retirement

Severance. The Named Executive Officers are not entitled to a severance payment upon voluntary separation.

Annual Incentives. Subject to Board approval, upon a voluntary termination, Messrs. Ryan, Carbone, Grier and Golden may be eligible to receive an annual incentive payment based on an average of the previous three years’ annual incentive awards because they are retirement eligible under the Merged Retirement Plan.

Stock Options. Upon a voluntary termination in the case of Messrs. Ryan, Carbone, Grier and Golden, each of whom is eligible for approved retirement treatment under the Omnibus Incentive Plan:

•	vested stock options remain exercisable for a period of up to 5 years from the employment termination date; and

•

unvested stock options continue to vest according to the original vesting schedule if a release is executed. Once vested, these options can be exercised up to 5 years from the employment termination date.

Upon a voluntary termination in the case of Mr. Strangfeld both vested and unvested stock options are forfeited, except:

•	stock options that are granted in 2005 or later and are vested may remain exercisable for 90 days if a release is executed.

Performance Shares. Upon a voluntary termination in the case of Messrs. Ryan, Carbone, Grier and Golden, each of whom is eligible for approved retirement treatment under the Omnibus Incentive Plan:

•

each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Compensation Committee, if a release is executed.

Upon a voluntary termination in the case of Mr. Strangfeld, all outstanding performance shares grants are forfeited.

Additional Retirement Accruals. Upon a voluntary termination, Messrs. Ryan, Carbone, Grier and Golden, all of whom are retirement eligible under the Merged Retirement Plan, will receive an additional benefit based on the annual incentive.

Involuntary Termination Without Cause

Severance. Assuming all eligibility conditions are satisfied, under the Severance Plan, the Named Executive Officers, except Mr. Ryan, may be eligible for severance payments of up to 18 months of salary and annual incentive (as calculated under the Severance Plan).

Mr. Ryan is not eligible for severance benefits under any of the Company’s severance plans.

Annual Incentives. Subject to Board approval, each Named Executive Officer may be eligible to receive an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options. Upon an involuntary termination, each Named Executive Officer is eligible for approved retirement treatment under the Omnibus Plan:

•	vested stock options remain exercisable for a period of up to 5 years from the employment termination date; and

•

except with respect to stock options granted prior to 2005, which have accelerated vesting, unvested stock options continue to vest according to the original vesting schedule if a release is executed. Once vested, these options can be exercised up to 5 years from the employment termination date.

Performance Shares. Upon an involuntary termination, each Named Executive Officer is eligible for approved retirement treatment under the Omnibus Plan:

•

each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Compensation Committee, if a release is executed.

SERP. Upon an involuntary termination, Messrs. Carbone, Strangfeld and Grier will be retirement eligible and may receive a Prudential SERP Early Retirement Benefit.

Health/Life. Upon an involuntary termination, Mr. Strangfeld will become retirement eligible and thus eligible for retiree medical benefits.

Additional Retirement Accruals. Upon an involuntary termination with severance paid under the Severance Plan, the Named Executive Officers will receive additional benefits based on their respective annual incentive payments and, except for Mr. Ryan who is not eligible for the Severance Plan, additional benefits based on severance payments. Traditional Pension Formula and Supplemental Retirement Plan payments to Mr. Strangfeld and Mr. Golden will include the amount of severance paid as eligible earnings and will add as Credited Service the period of time over which the severance is based (e.g., 78 weeks). Cash Balance

PRUDENTIAL FINANCIAL, INC.

Formula and Supplemental Retirement Plan payments to Mr. Carbone and Mr. Grier will include the amount of severance as eligible earnings.

Upon an involuntary termination, Mr. Strangfeld will become retirement eligible and will receive additional benefits as a result of retirement eligibility.

Separation Due to Change of Control

The Change of Control Program is described on pages 22-23. The following information reflects the Change of Control Program in effect on December 31, 2007.

Annual Incentives. Subject to Board approval, the Named Executive Officers may be eligible to receive their respective annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Option/Performance Shares. Both the Change of Control Program and the Omnibus Plan, which was approved by shareholders in 2003, provide for accelerated vesting of stock options and the payment of outstanding performance shares at target in cash within 30 days of a change of control only if the Compensation Committee determines prior to the change of control that outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. This provision of the Omnibus Plan applies to all employees who hold unvested equity grants in the event of a change of control, and is not an additional benefit provided to Named Executive Officers. If the Compensation Committee determines in good faith that such awards will be honored or assumed or substituted with equitable replacement awards made by a successor employer, then the vesting of such awards will not accelerate and payments will be made early only if a participant is subsequently involuntarily terminated without cause. For the purposes of the table, we have assumed that the existing awards of the Named Executive Officers will not be substituted for other awards.

SERP. Upon a separation due to change of control, Messrs. Carbone, Strangfeld, and Grier will be retirement eligible and may receive a Prudential SERP Early Retirement Benefit.

Health/Life. Upon a separation due to a change of control, Mr. Strangfeld will become retirement eligible and thus eligible for retiree medical benefits.

Additional Retirement Accruals. Upon a separation due to a change of control, the Named Executive Officers will receive additional benefits based on their respective annual incentive payments. In addition, Mr. Strangfeld will become retirement eligible and will receive additional benefits as a result of retirement eligibility.

Separation Due to Disability

Annual Incentives. Subject to Board approval, each Named Executive Officer will be eligible to receive a discretionary annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options. Upon a separation due to disability, stock option vesting accelerates with up to 3 years to exercise.

Performance Shares. All outstanding grants of performance shares are paid at target in shares of Prudential Financial Common Stock.

Health/Life. Upon a separation due to disability, each Named Executive Officer receives a monthly disability payment based on the Named Executive Officer’s salary plus the most recently paid annual incentive.

Additional Retirement Accruals. Upon a separation due to disability, under the Cash Balance Formula, Mr. Carbone and Mr. Grier would receive additional credits until pension commencement, which is assumed to be each Named Executive Officer’s Normal Retirement Date. The Named Executive Officers will also receive additional benefits based on their respective annual incentive payments.

Separation Due to Death

Annual Incentives. Subject to Board approval, each Named Executive Officer will be eligible to receive an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options. Upon a separation due to death, stock option vesting accelerates with a minimum of 1 and up to 3 years to exercise.

Performance Shares Grants. All outstanding grants of performance shares are paid at target in shares of Prudential Financial Common Stock.

Additional Retirement Accruals. Upon a separation due to death, the benefit payable to the Named Executive Officer’s spouse will be increased by including in eligible earnings the Named Executive Officer’s annual incentive payment. In addition, under the 50/20 Provision, a Named Executive Officer could qualify as a retiree upon death. Mr. Strangfeld will become eligible to retire under the 50/20 Provision, and his spouse will receive additional benefits as a result.

2008 PROXY STATEMENT

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 15, 2008 by:

•	each Director and Named Executive Officers; and

•	all Directors and Executive Officers of Prudential Financial as a group.

We have also included in the table amounts invested in units of Prudential Financial Common Stock in the Deferred Compensation Plan for Non-Employee Directors and the Executive Deferred Compensation Plan. Although these amounts are not considered to be beneficially owned under SEC rules, we believe these vested holdings would be of interest to shareholders. In addition, we have included the target number of performance shares awarded to the Named Executive Officers under the performance share program described on page 25. Again, although these shares vest only upon the attainment of specified performance criteria, they represent an economic interest of the Named Executive Officers and have been reported to the SEC in Form 4 filings.

Name of Beneficial Owner	Number of Shares/ Deferred Units[1]		Number of Shares Subject to Exercisable Options	Target Number of Performance Shares[2]
Frederic K. Becker	30,864
Gordon M. Bethune	5,085
Gaston Caperton	10,708
Gilbert F. Casellas	15,323
James G. Cullen	24,971
William H. Gray III	14,671
Jon F. Hanson	78,043	[3]
Constance J. Horner	15,769
Karl J. Krapek	12,563
Christine A. Poon	2,597
James A. Unruh	17,790
Arthur F. Ryan	313,495		1,347,298	151,619
Richard J. Carbone	53,655		118,763	27,704
John R. Strangfeld, Jr.	149,132	[4]	276,691	90,860
Mark B. Grier	104,033	[5]	148,395	79,124
Robert Golden	25,832		153,799	22,835
All directors and executive officers as a group (21 persons)	961,560	[6]	2,293,972	473,296

(1) Includes the following number of shares or share equivalents in deferred units, as to which no voting or investment power exists: Mr. Becker, 20,594; Mr. Bethune, 5,085; Mr. Caperton, 10,708; Mr. Casellas, 14,823; Mr. Cullen, 22,938; Mr. Gray, 14,658; Mr. Hanson, 61,520; Ms. Horner, 14,745; Mr. Krapek, 12,563; Ms. Poon, 2,597; Mr. Unruh, 15,029; Mr. Ryan, 47,667; and Mr. Strangfeld, 21,243.

(2) The number of performance shares included in the table for each Named Executive Officer represents the target number of shares to be received upon the attainment of ROE and EPS goals under the performance share program described under “Compensation Discussion and Analysis”.

(3) Includes 1,953 shares held by the Hampshire Foundation, of which Mr. Hanson is a trustee.

(4) Includes 7,000 shares held by the John and Mary K. Strangfeld Foundation.

(5) Includes 46,125 shares held by Mr. Grier in an account that is subject to a margin loan.

(6) The total beneficial ownership is less than 1% of the shares of Common Stock outstanding, as of February 15, 2008.

PRUDENTIAL FINANCIAL, INC.

The following table shows all entities that were the beneficial owners of more than 5% of any class of Prudential Financial’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class B Stock	National Union Fire Insurance Company of Pittsburgh, PA1 c/o AIG Global Investment Group 2929 Allen Parkway, Suite A-36-04 Houston, TX 77019	885,714	44.3%

Class B Stock	Lexington Insurance Company[1] c/o AIG Global Investment Group 2929 Allen Parkway, Suite A-36-04 Houston, TX 77019	914,286	45.7%

Class B Stock	Pacific LifeCorp 700 Newport Center Drive Newport Beach, CA 92660	200,000	10.0%

(1) National Union Fire Insurance Company of Pittsburgh, PA, and Lexington Insurance Company are subsidiaries of American International Group, Inc. (“AIG”), resulting in AIG’s beneficially owning 90% of the Class B Stock.

To our knowledge, no person or entity is the beneficial owner of more than 5% of our Common Stock or more than 5% of the voting power of the combined Common Stock and Class B Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each Director, certain officers of Prudential Financial and beneficial owners of more than 10% of the Common Stock are required to report to the SEC, by a specified date, his or her transactions related to the Common Stock. Based solely on review of the copies of reports furnished to Prudential Financial and on written representations that no other reports were required to be filed, Prudential Financial believes that there were no filing deficiencies during 2007 by those required to file.

SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2009 Annual Meeting of Shareholders for inclusion in Prudential Financial’s proxy statement pursuant to SEC Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”), materials must be received by the Secretary at Prudential Financial’s principal office in Newark, New Jersey, no later than November 21, 2008.

Such proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with the Company’s By-laws, in order to be properly brought before the 2009 Annual Meeting, a notice of the matter the shareholder wishes to present at the meeting must be delivered to the Secretary at the Company’s principal office in Newark (see preceding paragraph), not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 14, 2008 and no later than January13, 2009. All director nominations and shareholder proposals must comply with the requirements of Prudential Financial’s By-laws, a copy of which may be obtained at no cost from the Secretary of Prudential Financial.

2008 PROXY STATEMENT

“HOUSEHOLDING” OF PROXY MATERIALS AND ELIMINATION OF DUPLICATES

A single proxy statement and annual report, along with individual proxy cards, or individual Notices of Internet Availability will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder. If you are a shareholder who shares the same last name and address as other shareholders of Prudential Financial or if you own more than one account registered at Computershare with the same address and would like to receive a separate copy of current or future proxy mailings or Notice of Internet Availability, please contact Computershare at 1-800-305-9404. If you prefer, you can send a written request to Prudential Financial, Inc., Attn: Prudential Shareholder Services, P.O. Box 1708, Newark, NJ 07101-1708. If you share the same last name and address as multiple shareholders or if you own more than one account registered at Computershare with the same address and you would like Prudential Financial to send only one copy of future proxy mailings or Notice of Internet Availability, please contact Computershare at the above phone number.

ELECTRONIC DELIVERY OF PROXY MATERIALS

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are pleased to offer shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To participate, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential or by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to Prudential Financial’s Corporate Information Service at 1-877-998-ROCK (7625).

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of Prudential Financial and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

Prudential

Admission Ticket

ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Proxy Card

A Proposals

1. Election of Directors: 01 - Frederic K. Becker, 02 - Gordon M. Bethune, 03 - Gaston Caperton, 04 - Gilbert F. Casellas, 05 - James G. Cullen, 06 - William H. Gray III, 07 - Mark B. Grier, 08 - Jon F. Hanson, 09 - Constance J. Horner, 10 - Karl J. Krapek, 11 - Christine A. Poon, 12 - John R. Strangfeld, 13 - James A. Unruh

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

SAMPLE

1 U P X

<STOCK#> 00UY7B

Admission Ticket

PRUDENTIAL

ANNUAL MEETING OF SHAREHOLDERS Prudential’s May 13, 2008, Corporate 2:00 p Headquarters, .m. EDT at 751 Broad Street, Newark, New Jersey Available You can vote 24 hours by telephone a day 7 days or Internet! a week!

VOTING INSTRUCTIONS ARE LOCATED ON THE BACK OF THIS CARD

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

1. Election of Directors: 06 01- William Frederic H K . .Gray Becker III 07 02- Mark Gordon B. M Grier . Bethune 08 03- Jon Gaston F. Hanson Caperton 09 04- Constance Gilbert F. Casellas J. Horner 05 10- James Karl J. Krapek G. Cullen

11-Christine A. Poon 12-John R. Strangfeld 13-James A. Unruh

FOR all nominees vote from all nominees

For more All nominees, EXCEPT mark - To withhold the box to a vote the left for and one the or corresponding numbered box(es) to the right.

01 02 03 04 05 06 07 08 09 10 11 12 13

The Board of Directors recommends a vote FOR Proposal 2 .

2. Ratification auditor for the of the year appointment ending December of PricewaterhouseCoopers 31, 2008. LLP as independent

For Against Abstain

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X

00UY7B

<STOCK#>

. If you wish to attend and vote at the meeting, please bring this Admission Ticket and identification with you.

From NJ Turnpike (North & South); George Washington Bridge; Lincoln Tunnel: Take the NJ Turnpike to Exit 15W. Take Rte. 280 West to Exit 15A-B (first exit across bridge, staying left and following ramp until reaching Rte. 21/McCarter Highway, Turn right onto Rte. 21/McCarter Highway. Follow Rte. 21 South/McCarter Highway to Edison Place. Turn right onto Edison Place. The Edison Parking Lot will be on your left.

From the Holland Tunnel (Lower Manhattan): Exit the Holland Tunnel, follow signs to Pulaski Skyway. Take the exit marked Raymond Blvd./Newark, proceed down ramp to the stop sign, (Foundry St.) continue straight ahead. At second stop sign make a right onto Raymond Blvd. (one way) to Mulberry St (three traffic lights after Amtrak overpass/Penn Station Newark). Make a left onto Mulberry St. Turn left onto Edison Place (one block after Market St). Edison Parking Lot will be on your right.

From Staten Island: Cross Goethals Bridge. Proceed onto the New Jersey Turnpike (North). Exit the Turnpike at 13A. After paying the toll stay to the left following signs for “Rte 1&9 North—Newark”, exiting Rte. 1 & 9 North (From left side of roadway) at “Rte 21 Newark”. Follow signs to McCarter Hwy/Rte 21 Newark. Take McCarter Hwy/Rte 21 to Edison Place (approximately 2.5 miles). Make left onto Edison Place. Edison Parking Lot will be on your left.

From Route 24; Route 78 East: Take Exit 57. Follow signs to Rte 21 North. Take McCarter Hwy/Rte

21 North to Edison Place. Make left onto Edison Place. Edison Parking Lot will be on your left.

From Route 280 East: Take Exit 15 for Rte 21 South. Turn right at McCarter Hwy/Rte 21 South. Follow Rte. 21/McCarter Highway to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

From Garden State Parkway (North & South): Take Exit 145 for Rte 280 East. Follow Rte 280 East to Exit 15 for Rte 21 South. Turn right at McCarter Hwy/Rte 21 South. Follow Rte. 21/McCarter Highway to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

SHAREHOLDERS MUST BRING THIS ADMISSION TICKET TO THE ANNUAL MEETING. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to handicapped persons and, upon request, we will provide wireless headsets for hearing amplification.

Central Ave Broad NJPAC P

St Park New St Military Place Center St B Park W o a St McCarter N d S t Park Mulberry High Park St S w Map not to scale ashingtont Stay Raymond Blvd Commerce St Academy St Prudential M Corporate Headquarters Newark Halsey Clinton StulberryPenn Bank St S Station

St t McCarter B Market St r o a d S Edison Place Highway

Branford Place Edison Visitor Lot Hamilton St

Prudential Center

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Prudential Financial, Inc. Class B Stock

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of shareholders to be held at 2:00 p.m. on May 13, 2008.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 14, 2008, appoints Arthur F. Ryan, Susan L. Blount and Kathleen M. Gibson, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Class B Stock of Prudential Financial, Inc. at the Annual Meeting of shareholders to be held at 2:00 p.m. EDT, May 13, 2008, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey, or at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 13, 2008.

The Proxy Statement, Annual Report to Shareholders and other proxy materials are available at www.investor.prudential.com. Voting Instructions (within To vote U. using S., Canada the Telephone and Puerto Rico)

To vote using the Internet To vote by Mail

• Call U.S. ,toll Canada, free 1-800-652-VOTE Puerto Rico and (8683) U.S. Virgin (within There Islands) is any NO time CHARGE on a touch to you tone for the telephone. call.

• Follow recorded the message. instructions provided by the

complete If you have the access process to the in a Internet, few easy you steps: can Step Step 2: 1: Click Go to the www. View investorvote. buttons to see com/prudential the proxy proposals statement, to which be voted contains on, or details to see of the the view annual the report. annual Please report, note proxy that statement you can also and other Step 3: proxy Follow materials the instructions at www. on investor. the screen prudential. to log com. in. Step 4: Make to select your delivery selection preferences. as instructed on each screen Step 5: Click the vote button to submit your vote.

Complete card on the and reverse sign your side annual of this form. meeting proxy

If detach you prefer and retain to attend the Admission the meeting, Ticket. please

Return envelope the or card send in itthe to Prudential enclosed self Financial, addressed Inc. Box, 43110, c/o Computershare Providence, RI Investor 02940-3110. Services, PO Proxies 10:00 AM submitted EDT, May by 13, mail 2008. must be received by

When you go on-line, you can also register to receive electronic delivery of future proxy mailings. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 pm EDT, May 12, 2008. THANK YOU FOR VOTING

Prudential

Admission Ticket

ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Proxy Card

A Proposals

1. Election of Directors: 01 - Frederic K. Becker, 02 - Gordon M. Bethune, 03 - Gaston Caperton, 04 - Gilbert F. Casellas, 05 - James G. Cullen, 06 - William H. Gray III, 07 - Mark B. Grier, 08 - Jon F. Hanson, 09 - Constance J. Horner, 10 - Karl J. Krapek, 11 - Christine A. Poon, 12 - John R. Strangfeld, 13 - James A. Unruh

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

SAMPLE

1 U P X

<STOCK#> 00S1KT

PRUDENTIAL

Admission Ticket

ANNUAL MEETING OF SHAREHOLDERS Prudential’s May 13, 2008, Corporate 2:00 p Headquarters, .m. EDT at 751 Broad Street, Newark, New Jersey Available You can vote 24 hours by telephone a day 7 days or Internet! a week!

VOTING INSTRUCTIONS ARE LOCATED ON THE BACK OF THIS CARD

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals

The Board of Directors recommends a vote FOR the Election of Directors.

1. Election of Directors: 06 01—- William Frederic H K . .Gray Becker III 07 02—- Mark Gordon B. M Grier . Bethune 08 03—- Jon Gaston F. Hanson Caperton 09 04—- Constance Gilbert F. Casellas J. Horner 05 10—- James Karl J. Krapek G. Cullen

11—Christine A. Poon 12—John R. Strangfeld 13—James A. Unruh

Mark FOR all here nominees to vote

vote Mark from here all to nominees WITHHOLD

For more All nominees, EXCEPT mark—To withhold the box to a vote the left for and one the or corresponding numbered box(es) to the right.

01 02 03 04 05 06 07 08 09 10 11 12 13

The Board of Directors recommends a vote FOR Proposal 2 .

2. Ratification auditor for the of the year appointment ending December of PricewaterhouseCoopers 31, 2008. LLP as independent

For Against Abstain

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X

00S1KT

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If you wish to attend and vote at the meeting, please bring this Admission Ticket and identification with you.

From NJ Turnpike (North & South); George Washington Bridge; Lincoln Tunnel: Take the NJ Turnpike to Exit 15W. Take Rte. 280 West to Exit 15A-B (first exit across bridge, staying left and following ramp until reaching Rte. 21/McCarter Highway, Turn right onto Rte. 21/McCarter Highway. Follow Rte. 21 South/McCarter Highway to Edison Place. Turn right onto Edison Place. The Edison Parking Lot will be on your left.

From the Holland Tunnel (Lower Manhattan): Exit the Holland Tunnel, follow signs to Pulaski Skyway. Take the exit marked Raymond Blvd./Newark, proceed down ramp to the stop sign, (Foundry St.) continue straight ahead. At second stop sign make a right onto Raymond Blvd. (one way) to Mulberry St (three traffic lights after Amtrak overpass/Penn Station Newark). Make a left onto Mulberry St. Turn left onto Edison Place (one block after Market St). Edison Parking Lot will be on your right.

From Staten Island: Cross Goethals Bridge. Proceed onto the New Jersey Turnpike (North). Exit the Turnpike at 13A. After paying the toll stay to the left following signs for “Rte 1&9 North—Newark”, exiting Rte. 1 & 9 North (From left side of roadway) at “Rte 21 Newark”. Follow signs to McCarter Hwy/Rte 21 Newark. Take McCarter Hwy/Rte 21 to Edison Place (approximately 2.5 miles). Make left onto Edison Place. Edison Parking Lot will be on your left.

From Route 24; Route 78 East: Take Exit 57. Follow signs to Rte 21 North. Take McCarter Hwy/Rte

21 North to Edison Place. Make left onto Edison Place. Edison Parking Lot will be on your left.

From Route 280 East: Take Exit 15 for Rte 21 South. Turn right at McCarter Hwy/Rte 21 South. Follow Rte. 21/McCarter Highway to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

From Garden State Parkway (North & South): Take Exit 145 for Rte 280 East. Follow Rte 280 East to Exit 15 for Rte 21 South. Turn right at McCarter Hwy/Rte 21 South. Follow Rte. 21/McCarter Highway to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

SHAREHOLDERS MUST BRING THIS ADMISSION TICKET TO THE ANNUAL MEETING. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to handicapped persons and, upon request, we will provide wireless headsets for hearing amplification.

Central Ave Broad NJPAC P

St Park New St Military Place Center St B Park W r o aSt McCarter N d

S t Park Mulberry High Park St S w Map not to scale ashington t St ay

Raymond Blvd Commerce St Academy St Prudential M Corporate Headquarters Newark

Halsey Clinton St ulberry Penn Bank St S Station

St t McCarter B Market St r o a d S Edison Place Highwa t y

Branford Place Edison Visitor Lot Hamilton St Prudential Center

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of shareholders to be held at 2:00 p.m. on May 13, 2008.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 14, 2008, appoints Arthur F. Ryan, Susan L. Blount and Kathleen M. Gibson, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. at the Annual Meeting of shareholders to be held at 2:00 p.m. EDT, May 13, 2008, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey, or at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 13, 2008.

The Proxy Statement, Annual Report to Shareholders and other proxy materials are available at www.investor.prudential.com.

Voting Instructions (within To vote U. using S., Canada the Telephone and Puerto Rico)

• Call U.S. ,toll Canada, free 1-800-652-VOTE Puerto Rico and (8683) U.S. Virgin (within There Islands) is any NO time CHARGE on a touch to you tone for the telephone. call.

• Follow recorded the message. instructions provided by the To vote using the Internet complete If you have the access process to the in a Internet, few easy you steps: can Step Step 2: 1: Click Go to the www. View investorvote. buttons to see com/prudential the proxy proposals statement, to which be voted contains on, or details to see of the the view annual the report. annual Please report, note proxy that statement you can also and other Step 3: proxy Follow materials the instructions at www. on investor. the screen prudential. to log com. in. Step 4: Make to select your delivery selection preferences. as instructed on each screen Step 5: Click the vote button to submit your vote.

To vote by Mail • Complete card on the and reverse sign your side annual of this form. meeting proxy

• If detach you prefer and retain to attend the Admission the meeting, Ticket. please

• Return envelope the or card send in itthe to Prudential enclosed self Financial, addressed Inc. Box, 43110, c/o Computershare Providence, RI Investor 02940-3110. Services, PO Proxies 10:00 AM submitted EDT, May by 13, mail 2008. must be received by

When you go on-line, you can also register to receive electronic delivery of future proxy mailings. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 pm EDT, May 12, 2008. THANK YOU FOR VOTING

Prudential

P.O. Box 43004, Providence, RI 02940-3004

ANNUAL MEETING OF SHAREHOLDERS

Prudential’s May 13, 2008, Corporate 2:00 p Headquarters, .m. EDT at 751 Broad Street, Newark, New Jersey proxy You can materials vote and by Internet! obtain Available 24 hours a day 7 days a week!

VOTING INSTRUCTIONS ARE LOCATED BELOW

IMPORTANT SHAREHOLDER INFORMATION YOUR VOTE COUNTS!

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the Prudential Financial, Inc. Shareholder Meeting to be Held on May 13, 2008

The proxy materials for the annual meeting are available on the Internet. The items to be voted on are listed below. Follow the instructions to view the materials and vote on-line. Your vote is important! To obtain a paper or e-mail copy of the proxy materials follow the instructions on the reverse side.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals:

1. Election of Directors: Frederic K. Becker, Gordon M. Bethune, Gaston Caperton, Gilbert F. Casellas, James G. Cullen, William H. Gray III, Mark B. Grier, Jon F. Hanson, Constance J. Horner, Karl J. Krapek, Christine A. Poon, John R. Strangfeld, and James A. Unruh.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor for the year ending December 31, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, annual report to shareholders and other proxy materials are available at www.investor.prudential.com.

Easy On-Line Access — A Convenient Way to Vote!

If you have access to the Internet, you can complete the process in a few easy steps: Step 1: Go to www.investorvote.com/prudential

Step 2: Click the View buttons to see the proxy statement, which contains details of the proposals to be voted on, or to see the annual report. Please note that you can also view the annual report, proxy statement and other proxy materials at www.investor.prudential.com.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences. Step 5: Click the vote button to submit your vote.

X X X

+

<STOCK#> 00RNQE

Shareholder Meeting Notice & Admission Ticket

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

→ **Internet –** Go to www.investorvote.com/prudential. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

→ **Telephone –** Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **E-mail –** Send an e-mail to investorvote@computershare.com with "Proxy Materials Prudential" in the subject line. In the e-mail, include your full name and address, plus the three numbers located in the shaded bar on the reverse. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

PLEASE NOTE -- YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Directions to the Prudential Financial, Inc. 2008 Annual Meeting

Central Ave
Broad St
NJPAC
Park Place
Center St
New St
Military Park
McCarter Highway
N
Washington St
Park St
Mulberry St
Map not to scale
Park St
Raymond Blvd
Commerce St
Academy St
Prudential Corporate Headquarters
Halsey St
Bank St
Clinton St
Newark Penn Station
Market St
Edison Place
Branford Place
Edison Visitor Lot
Prudential Center
Hamilton St

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Shareholder Meeting Notice & Admission Ticket

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 29, 2008 to facilitate timely delivery.

You may still request paper copies of the materials after this date; however, your vote will not count if received after 11:59 pm on May 12, 2008 via the Internet or telephone or by 10:00 am on May 13, 2008 via a proxy card.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. of E-mail the materials, copies: Current you will and receive future an e-mail e-mail delivery with a link requests to view must the materials be submitted on the via Internet. the Internet or e-mail following the instructions below. If you request an e-mail copy PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

3 submit Internet your – Go preference to www.investorvote. for e-mail or com/prudential. paper delivery Follow of future the meeting instructions materials. to log in and order a paper or e-mail copy of the current meeting materials and 3 materials Telephone by – mail Call for us the free current of charge meeting. at 1-866-641-4276 You can also using submit a a touch-tone preference phone to receive and follow a paper the copy instructions for future to meetings. log in and order a paper copy of the 3 address, E-mail – plus Send the an three e-mail numbers to investorvote@computershare. located in the shaded bar com on the with reverse. “Proxy Materials State in the Prudential” e-mail whether in the subject you want line. a paper In the or e-mail, e-mail include copy of your the full current name and meeting materials. You can also state your preference for an e-mail or paper copy for future meetings. materials PLEASE NOTE to receive — YOU a proxy CANNOT card. VOTE If you BY wish RETURNING to attend THIS and vote NOTICE. at the To meeting, vote your please shares, bring you this must notice vote and online identification or request with a paper you. copy of the proxy

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 13, 2008 at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey, at 2:00 p.m. EDT.

Directions to the Prudential Financial, Inc. 2008 Annual Meeting

If you wish to attend and vote at the meeting, please bring this Admission Ticket and identification with you.

From NJ Turnpike (North & South); George Washington Bridge; Lincoln Tunnel: Take the NJ Turnpike to Exit 15W. Take Rte. 280 West to Exit 15A-B (first exit across bridge, staying left and following ramp until reaching Rte. 21/McCarter Highway, Turn right onto Rte. 21/McCarter Highway. Follow Rte. 21 South/McCarter Highway to Edison Place. Turn right onto Edison Place. The Edison Parking Lot will be on your left.

From the Holland Tunnel (Lower Manhattan): Exit the Holland Tunnel, follow signs to Pulaski Skyway. Take the exit marked Raymond Blvd./Newark, proceed down ramp to the stop sign, (Foundry St.) continue straight ahead. At second stop sign make a right onto Raymond Blvd. (one way) to Mulberry St (three traffic lights after Amtrak overpass/Penn Station Newark). Make a left onto Mulberry St. Turn left onto Edison Place (one block after Market St). Edison Parking Lot will be on your right.

From Staten Island: Cross Goethals Bridge. Proceed onto the New Jersey Turnpike (North). Exit the Turnpike at 13A. After paying the toll stay to the left following signs for “Rte 1&9 North—Newark”, exiting Rte. 1 & 9 North (From left side of roadway) at “Rte 21 Newark”. Follow signs to McCarter Hwy/Rte 21 Newark. Take McCarter Hwy/Rte 21 to Edison Place (approximately 2.5 miles). Make left onto Edison Place. Edison Parking Lot will be on your left.

From Route 24; Route 78 East: Take Exit 57. Follow signs to Rte 21 North. Take McCarter Hwy/Rte

21 North to Edison Place. Make left onto Edison Place. Edison Parking Lot will be on your left.

From Route 280 East: Take Exit 15 for Rte 21 South. Turn right at McCarter Hwy/Rte 21 South. Follow Rte. 21/McCarter Highway to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

From Garden State Parkway (North & South): Take Exit 145 for Rte 280 East. Follow Rte 280 East to Exit 15 for Rte 21 South. Turn right at McCarter Hwy/Rte 21 South. Follow Rte. 21/McCarter Highway to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

SHAREHOLDERS MUST BRING THIS ADMISSION TICKET TO THE ANNUAL MEETING. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to handicapped persons and, upon request, we will provide wireless headsets for hearing amplification.

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